Exhibit 10.35

Confidential treatment has been requested for portions of this Exhibit.  The copy filed herewith omits the information subject to the confidentiality request.  Omissions are designated as (******).  A complete version of this Exhibit has been filed separately with the Securities and Exchange Commission.

SOFTWARE ASSETS PURCHASE AGREEMENT

THIS SOFTWARE ASSETS PURCHASE AGREEMENT dated as of February 6, 2015 (this “Agreement”), is entered into by and between Infinite Group, Inc., a Delaware corporation (“Purchaser”), UberScan, LLC, a New York limited liability company (“Seller”), and Christopher B. Karr and Duane Peifer (Mr. Karr and Mr. Peifer are each a “Member” and collectively the “Members”). Capitalized terms used in this Agreement but not otherwise defined shall have the meanings set forth in Annex A to this Agreement.

RECITALS

A.  Seller has developed and marketed certain proprietary network security assessment software known as “UberScan” (the “Software”), the functional specifications for which are set forth in Annex B hereto (the “Functional Specifications”).

B.  Purchaser desires to purchase, and Seller desires to sell and assign to Purchaser, the Software and certain related assets and properties, on the terms and subject to the conditions set forth herein.

C.  The Members collectively own 100% of the membership interests of Seller.

D.  As a condition and inducement to Purchaser, Seller and Members entering into this Agreement, Purchaser, Seller and the Members will enter into certain ancillary agreements simultaneously with the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

THE TRANSACTION

Section 1.1                   Purchased Assets. Upon the terms and subject to the conditions contained in this Agreement, at the Closing (as defined in Section 5.1), Seller shall sell, convey, transfer, assign and deliver to Purchaser, and Purchaser shall acquire from Seller, free and clear of all Encumbrances, all of Seller’s right, title and interest in, to and under the following assets (collectively, the “Purchased Assets”):

  (a)            the Software, including without limitation all (i) computer programs, algorithms, models, and methodologies, in source code, object code, flow charts or other form, including libraries, subroutines and other components thereof; (ii) computerized Databases and other computerized compilations and collections of data or information, including all data and information included in such Databases, compilations or collections; (iii) any and all improvements, corrections, modifications, updates, enhancements or other changes to any of the foregoing; (iv) all documentation, in written or electronic format, used in the development and updating of the Software, including but not limited to, design or development specifications, error reports, and related correspondence and memoranda; and (v) all end user documentation, in written or electronic format, that is usually provided end users or potential end users of the Software;

(b)         all Software Intellectual Property and all Software Intellectual Property Rights;

(c)         all media, devices, and documentation that constitute all copies of the Software, its component parts, and all documentation relating thereto, possessed or controlled by Seller;

(d)         all Inbound License Agreements and Outbound License Agreements;

(e)         all rights of the Seller in and to the name “UberScan”, all variants thereof and all goodwill associated therewith;

(f)         all of Seller’s rights, claims, credits, causes of action or rights of set-off against third parties relating to the Purchased Assets (including rights to enforce against any employee or independent contractor any invention assignment, nondisclosure or confidentiality covenant or any consulting agreement) against any other Person, including the right to enforce all Software Intellectual Property Rights and the right to sue (and seek and retain damages) for infringement, misappropriation or other violation (including past infringement, misappropriation or other violation) of all Software Intellectual Property Rights;

(g)         all proceeds under any insurance policies payable with respect to claims arising out of, or in connection with, the Purchased Assets, to the extent such claims pertain to matters which arose prior to the Closing;

(h)         all records, in written or electronic format, in the possession or under the control of Seller or either Member relating to any of the foregoing; and

(i)         all goodwill relating to the Purchased Assets.

Section 1.2                   Excluded Assets. Seller shall retain all of its assets, properties and rights not included in the Purchased Assets (collectively, the “Excluded Assets”).

Section 1.3                   No Assumed Liabilities. Purchaser shall not assume or be deemed to have assumed any Liabilities of Seller (or any predecessor owner of all or part of Seller’s business or assets), including those Liabilities that would become Liabilities of Purchaser as a matter of Law in connection with this Agreement, the other Transaction Documents and the Transactions.

Section 1.4                    Excluded Liabilities. Seller shall retain any and all Liabilities of Seller (the “Excluded Liabilities”), including without limitation:

(a) any Liabilities of Seller arising out of or related to the Excluded Assets;

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(b) any Indebtedness of Seller;

(c) any Taxes of, or required to be paid by, Seller for any taxable period, whether pursuant to Law, Contract or other arrangement, as a result of any transferee or successor liability, or otherwise, including Taxes related to the Purchased Assets for any taxable period or portion thereof ending on or prior to the Closing;

(d) any Liabilities of Seller resulting from or arising out of the ownership, distribution, development, use or operation (as applicable) by Seller of the Purchased Assets existing prior to the Closing; and

(e) any Employee Liabilities, including any Liabilities of Seller related to severance, relocation or termination of employees of Seller in connection with the Transactions, whether such employees are hired by Purchaser or otherwise, and any Liabilities of Seller for any management or employee incentives payable upon a sale of any of the Purchased Assets pursuant to agreement or arrangement with Seller.

Section 1.5                   Consideration.

(a)       As consideration for the Purchased Assets, at the Closing Purchaser shall pay to Seller One Hundred Eighty Thousand Dollars ($180,000) (the “Cash Purchase Price”), of which an initial $100,000 shall be payable in cash by wire transfer of immediately available funds to a bank account designated by Seller and the remaining $80,000 shall be payable by delivery of Purchaser’s secured promissory note in the principal amount of $80,000 in the form attached hereto as Exhibit F (the “Seller Note”).

(b)  In addition to the Cash Purchase Price, as consideration for the Purchased Assets, Purchase shall pay to Seller (i) [*****]% of the Licensing Fees actually paid to Purchaser within three years after the Closing (the “Initial Royalty Period”); provided, however, that the maximum amount payable to Seller under this clause (i) shall be $800,000; plus (ii) [*****]% of the Licensing Fees actually paid to Purchaser during the three years beginning on the date, if any, on which the aggregate amount of the Licensing Fees paid to Seller under clause (i) is $800,000 (the “Secondary Royalty Period”) (the payments under clause (i) and (ii) are referred to as the “Licensing Fee Payments”).

(c)       Licensing Fee Payments shall be payable quarterly within 30 days after the end of each calendar quarter beginning with the calendar quarter ending December 31, 2014. Each Licensing Fee Payment shall be accompanied by a statement setting forth in reasonable detail the Licensing Fees paid to Purchaser during the preceding calendar quarter, certified by the Chief Financial Officer of the Purchaser. Until twelve months after the end of the Initial Royalty Period or (if applicable) the Secondary Royalty Period, Purchaser shall keep complete and accurate records of its licensing of the Software and the Licensing Fees reasonably necessary for the calculation of Licensing Fees Payments.

***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

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(d)       In addition to the Cash Purchase Price, as consideration for the Purchased Assets, if the total Software Development Costs (excluding any amounts payable hereunder) incurred by Purchaser in connection with the upgrading of the Software to include the upgraded functional specifications set forth on Schedule 1.5(d) (the “Contemplated Software Upgrades”) from the Closing until a version of the Software incorporating the Contemplated Software Upgrades is first released to commercial users (the “Total Software Development Cost”) is less than $500,000, then the Purchaser shall pay to Seller an amount (the “Software Development Cost Differential”) equal to one half of the difference between $500,000 and the Total Software Development Cost. The Software Development Cost Differential (if any) shall be payable in a lump sum in cash when the total Licensing Fees paid to Purchaser minus the Licensing Fee Payments made to Seller equals the difference between $500,000 and the Total Software Development Cost. Payment of the Software Development Cost Differential (if any) shall be accompanied by a statement setting forth in reasonable detail the Total Software Development Costs incurred by Purchaser, certified by the Chief Financial Officer of the Purchaser. Until twelve months after the payment of the Software Development Cost Differential (if any), Purchaser shall keep complete and accurate records of its Total Software Development Costs reasonably necessary for the calculation of the Software Development Cost Differential.

(e)       Upon reasonable notice and no more frequently than once within twelve months, Seller, at its own expense, may nominate an independent Certified Public Accountant (who shall be reasonably acceptable to the Purchaser) to have access to Purchaser’s records pertaining to the Licensing Fees and Software Development Costs during Purchaser’s normal business hours for the sole purpose of verifying all Licensing Fee Payments and any Software Development Cost Differential payable under this Agreement (an “Audit”). Seller shall bear the expense of such Audit unless the Audit shows an error in Seller’s favor amounting to a deficiency to Seller in excess of five percent (5%) of the actual amounts paid and/or payable, in which event Purchaser shall bear the reasonable expenses of the Audit.  The Certified Public Accountant shall agree in writing to hold any information obtained during such Audit in the strictest of confidence.

(f)  Any amount due Seller paid more than thirty (30) days after it is due will bear a late charge of one and one half percent (1.5%) per month from the date on which payment was due; provided, however, that no late change shall be payable with respect to any amount payable to Seller which Purchaser has disputed in good faith or which has been determined to be payable to Seller pursuant to an Audit, unless such amount is paid more than thirty (30) days after such dispute is finally resolved in favor of the Seller or such amount is definitely determined to be payable to Seller pursuant to the Audit and such late charge shall begin to accrue only after the conclusion of such thirty (30) day period.

(g)  Seller may assign to the Members, their heirs successors or assigns, its right to receive all payments due pursuant to this Section 1.5.

(h)  The obligations of Purchaser pursuant to this Section 1.5 shall survive the execution of this Agreement, the Closing and payment of the Cash Purchase Price.

Section 1.6                   Transfer Taxes. Seller shall be responsible for and shall pay any Transfer Taxes incurred by Seller or Purchaser solely as a result of the sale of the Purchased Assets to Purchaser pursuant to this Agreement.

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Section 1.7                   Withholding. Purchaser shall be entitled to deduct and withhold, or cause to be deducted and withheld, from any consideration payable or otherwise deliverable pursuant to this Agreement to any Person such amounts Purchaser determines is required to be deducted or withheld therefrom under any provision of U.S. federal, state, local or non-U.S. tax Law or under any applicable legal requirement. To the extent such amounts are so deducted or withheld and remitted to the applicable Taxing Authority, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SELLER AND MEMBERS

Seller and each Member, jointly and severally, hereby represent and warrant to Purchaser that:

Section 2.1                   Organization and Good Standing.  Seller is a limited liability company duly organized, validly existing and in good standing in the State of New York. Seller is duly qualified or authorized and in good standing to do business as a foreign corporation in each jurisdiction in which the character of its assets owned or leased or the nature of its activities makes such qualification or authorization necessary. Seller has all requisite limited liability company and authority to own or lease its assets and conduct its business in the manner and in the places where its business is currently conducted and its properties are owned or leased. Seller has delivered to Purchaser true, accurate and complete copies of the Seller’s articles of organization as in effect on the date hereof (the “Articles of Organization”) and Seller’s limited liability company operating agreement as in effect on the date hereof (the “Operating Agreement”).

Section 2.2                   Ownership. The Members are the owners of record and sole beneficial owners of all of the outstanding membership interests of the Seller. There are no options, warrants or other rights, agreements, arrangements or commitments to which Seller is a party or by which Seller is bound obligating Seller to issue any membership interests or securities convertible into or exchangeable for its membership interests.

Section 2.3                   Authorization; Enforceability.  Seller has the requisite limited liability company power and authority to execute, deliver and perform its obligations under this Agreement and the other agreements, instruments, certificates and other documents to be executed and delivered by the Seller pursuant hereto (the “Seller Transaction Documents”) and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Seller of this Agreement and the Seller Transaction Documents and consummation by Seller of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary limited liability company action. This Agreement has been, and the Seller Transaction Documents will be when executed and delivered by Seller, duly and validly executed and delivered by Seller and assuming that this Agreement and each Seller Transaction Document constitute the legal, valid and binding obligation of Purchaser, constitute the legal, valid and binding obligations of Seller, enforceable against it in accordance with their respective terms, subject only to the laws affecting creditors’ rights. This Agreement has been, and the other agreements, instruments, certificates and other documents to be executed and delivered by the Members pursuant hereto (the “Member Transaction Documents”) will be when executed and delivered by each Member, duly and validly executed and delivered by each Member and assuming that this Agreement and each Member Transaction Document constitute the legal, valid and binding obligation of Purchaser, constitute the legal, valid and binding obligations of each Member, enforceable against each of them in accordance with their respective terms, subject only to the laws affecting creditors’ rights.

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Section 2.4                   No Conflicts; Consents.  Neither the execution nor delivery of this Agreement, the Seller Transaction Documents or the Member Transaction Documents by Seller or the Members, the consummation of the transactions contemplated hereby and thereby, nor the compliance with the terms hereof or thereof by Seller and each Member will (i) conflict with or violate any provision of the Articles of Organization or the Operating Agreement; (ii) except as set forth on Schedule 2.4, require any consent or approval under, result in any breach of, constitute a default (or an event which with notice or lapse of time or both would become a default) or give any person the right to exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract to which Seller or either Member is a party or by which any of their respective properties or assets are bound; or (iii) require any Consent.

Section 2.5                   Compliance with Applicable Law; Permits.

(a)  Seller and its Affiliates have been in compliance with all Applicable Laws relating to the ownership, distribution, development, use or operation (as applicable) by Seller and its Affiliates of any of the Purchased Assets. Neither Seller nor any of its Affiliates has received any notice, Order, complaint or other communication that Seller or any of its Affiliates has any Liability relating to the Purchased Assets under any such Applicable Law which has not been fully discharged or extinguished or that Seller or any of its Affiliates is not, or has not been, in compliance with any such Applicable Law relating to the Purchased Assets. Neither Seller nor any of its Affiliates has received any written notice of, and, to the Knowledge of Seller, there has not occurred, is not pending and is not threatened, any investigation or review by any Governmental Entity with respect to Seller or any Affiliate regarding a violation of any Applicable Law by Seller or any of its Affiliates relating to the ownership, distribution, development, use or operation (as applicable) by of any of the Purchased Assets. Without limitation of the foregoing, neither the Seller nor any of its Affiliates, nor any of their respective members, managers, officer, agent, employee or other person associated with or acting on behalf of them, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee, to any employee or agent of a private entity with which Seller or any Affiliate does or seeks to do business (a “Private Sector Counterparty”) or to foreign or domestic political parties or campaigns from corporate funds, (iii) violated or is in violation of any provision of any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any other similar Applicable Law (iv) taken, is currently taking or will take any action in furtherance of an offer, payment, gift or anything else of value, directly or indirectly, to any person while knowing that all or some portion of the money or value will be offered, given or promised to anyone to improperly influence official action, to obtain or retain business or otherwise to secure any improper advantage or (v) otherwise made any bribe, rebate, payoff, influence payment, unlawful kickback or other unlawful payment.

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(b)  Seller and its Affiliates have all Permits necessary for Seller and its Affiliates to lawfully own, distribute, develop, use and operate (as applicable) the Purchased Assets in the manner in which the Seller and its Affiliates own, distribute, develop, use and operate (as applicable) the Purchased Assets.

Section 2.6                   Condition of Assets. No restrictions will exist or be imposed on Purchaser’s right to sell, resell, or license any of the Purchased Assets or will be imposed on Purchaser as a result of the Transactions. All of the Purchased Assets are transferable and assignable (and, upon Closing, shall be assigned and transferred) to Purchaser without restriction and without payment of any kind to any third party. The Software performs in accordance with the Functional Specifications.

Section 2.7                   Litigation. Neither Seller nor any of its Affiliates has received any written notice of, and there is not pending and, to the Knowledge of Seller, is not threatened, any Action against Seller or any of its Affiliates relating to any of the Purchased Assets, and, to the Knowledge of Seller there is no reasonable basis for any such Action. No Action, whether settled or unsettled, has occurred, is pending or, to the Knowledge of Seller, threatened, seeking to prevent, hinder, modify, delay or challenge the Transactions.

Section 2.8                   Intellectual Property.

(a)       Title. Seller is the sole legal, equitable and beneficial owner of all right, title and interest in the Software. Neither Seller nor any of its Affiliates has received any written notice or written claim challenging Seller’s ownership of the Software. No licenses or consents from, or payments to, any other Person are or will be necessary for the Purchaser to use or continue to develop any of the Software in the manner in which Seller and its Affiliates have been using or developing the Software immediately prior to the Closing.

(b)       Encumbrances. The Software is free and clear of all Encumbrances.

(c)       Registered Intellectual Property. There are no Registered Intellectual Property Rights included in the Software Intellectual Property Rights.

(d)       Employee/Consultant Documentation. Schedule 2.8(d) sets forth the name of each current or former employee, officer, director, consultant and contractor of Seller who is or has been involved in the development (alone or with others) of the Software. Prior to the Closing each person named on Schedule 2.8(d) shall have executed and delivered to Seller an agreement (in form and substance reasonable acceptable to Purchaser) that assigns to Seller all of his right, title and interest in and to the Software, including the Software Intellectual Property and the Software Intellectual Property Rights.

(e)       Rights of Certain Third Parties. There are no third party Intellectual Property Rights included or embodied in the Software other than the Open Source Technology disclosed on Schedule 2.8(l). The Seller does not owe any compensation or remuneration to a current or former employee, officer, director, consultant or contractor of Seller for any Software, including with respect to any Copyright included in the Software Intellectual Property that is a work of any current or former employee, officer, director, consultant or contractor of Seller. There is no Copyright, or other Software Intellectual Property Rights included in the Software that is owned, exclusively licensed, or otherwise held by a current or former employee, officer, director, consultant or contractor of Seller.

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(f)       Enforceability. All of the Software Intellectual Property Rights are subsisting and, to the Knowledge of Seller, valid and enforceable. No Copyright or other Intellectual Property Right included in the Software has been abandoned or passed into the public domain when reasonable actions by the Seller could have prevented the Seller’s loss of such rights. To the Knowledge of Seller, there are no facts, circumstances, or information that would or reasonably could be expected to (1) render any of the Software Intellectual Property Right invalid or unenforceable, or (2) adversely affect, limit, restrict, impair, or impede the ability of Purchaser to practice the Software Intellectual Property upon the Closing in the same manner as currently used and practiced by Seller and its Affiliates. Neither Seller nor any of its Affiliates has received any written notice or written claim suggesting that any other Person has any claim of legal or beneficial ownership with respect thereto or that any such Software Intellectual Property Right is invalid or unenforceable.

(g)       Copyrights. Seller has not taken any action or failed to take any action (including a failure to disclose required information to the U.S. Copyright Office, or any corresponding office, department, organization, agency or other Governmental Entity elsewhere), or used or enforced (or failed to use or enforce) any Copyrights included in the Software Intellectual Property in a manner that would result in (or reasonably be expected to result in) the invalidity or unenforceability of any Copyright included in the Software Intellectual Property or that would result in such Copyright included in the Software Intellectual Property passing into the public domain.

(h)       Trade Secrets. Seller and its Affiliates have taken reasonable steps, in accordance with Applicable Law, to protect their rights in the Trade Secrets included in the Software Intellectual Property. Neither Seller nor any of its Affiliates has authorized the disclosure of any Trade Secret included in the Software Intellectual Property, other than pursuant to a valid and enforceable confidentiality agreement with respect thereto. To the Knowledge of Seller, no Trade Secret included in the Software Intellectual Property has been disclosed other than pursuant to a valid and enforceable confidentiality agreement with respect thereto. To the Knowledge of Seller, there has been no misappropriation or unauthorized disclosure of any Trade Secret included in the Software Intellectual Property, or breach of any obligations of confidentiality by a third Person with respect to any other Software Intellectual Property.

(i)       License Agreements. Except as set forth in Schedule 2.8(i), neither Seller nor any of its Affiliates is party to any Inbound License Agreements or Outbound License Agreements with respect to the Software Intellectual Property or Software Intellectual Property Rights. Prior to the Closing, each Outbound License Agreement set forth on Schedule 2.8(i) shall have been terminated.

(j)       No Orders. The Software is not subject to any outstanding Order restricting the use or other practice or exploitation thereof by Seller or restricting the sale, transfer, assignment or licensing thereof by Seller.

(k)       No Infringement by Third Parties. Seller has not instituted, asserted or threatened any Action against any third party with respect to infringement, misappropriation, dilution, use or disclosure without authorization, or other violation of any Software Intellectual Property Rights, nor has Seller issued any written communication inviting any third party to take a license, authorization, covenant not to sue or the like with respect to any Software Intellectual Property Rights.

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(l)       Open Source and Related Matters. Schedule 2.8(l) contains a complete and accurate list, as of the date hereof, of all Open Source Technology that is included in the Software. No Software is or has become subject to any Open Source Technology license.

(m)       Source Code Documentation. Seller has taken reasonable steps to document the source code for the Software.

(n)       Standards-Setting Organizations, SIGs, Consortia. Seller is not bound by, or has agreed to be bound by, any Contract, bylaws, policy, or rule of any SIG that requires or purports to require Seller (or, following the Closing, Purchaser or any of its Affiliates) to contribute, disclose or license any Software Intellectual Property Rights to such SIG or its other members.

(o)       Contaminants. The Software does not contain any disabling codes or instructions, spyware, Trojan horses, worms, trap doors, backdoors, Easter eggs, logic bombs, time bombs, cancelbots, viruses and other software or programming routines that permit or cause (or are suspected or known to permit or cause) unauthorized access to, disruption, modification, recordation, misuse, transmission, impairment, disablement, or destruction of, software, data, systems or other materials, or that consume resources or alter the operation of any computer, information technology and data processing systems, facilities and services.

(p)       Government Funding; Government Contracts. No funding, facilities or personnel of any Governmental Entity or college, university or other education institution were used to develop or create, in whole or in part, any of the Software Intellectual Property. None of the Software Intellectual Property is subject to a Government Contract.

Section 2.9                   Taxes. Seller has timely paid (and, with respect to Taxes not yet due and payable, will timely pay) all Taxes, including with respect to the ownership, distribution, development, use or operation (as applicable) by Seller of the Purchased Assets, the nonpayment of which would result in an Encumbrance on any Purchased Assets, or could result in Purchaser becoming liable or responsible therefor. There is no outstanding or threatened action, claim or other examination or proceeding relating to Taxes, and to the Knowledge of Seller there is no reasonable basis for the assertion of any claims for Taxes, with respect to the ownership, distribution, development, use or operation (as applicable) by Seller of the Purchased Assets which, if adversely determined, would result in an Encumbrance on any Purchased Asset or could result in the Purchaser becoming liable or responsible therefor. Seller has not received any notice or inquiry from any jurisdiction where Seller does not file Tax Returns with respect to the ownership, distribution, development, use or operation (as applicable) by Seller of the Purchased Assets to the effect that such filings may be required or that the ownership, distribution, development, use or operation (as applicable) by Seller of the Purchased Assets may otherwise be subject to taxation by such jurisdiction.

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Section 2.10                       No Other Agreements. Except for the Transaction Documents, neither Seller nor any Member, nor any Representative of Seller or any Member, has entered into any other agreement or arrangement with respect to the sale or other disposition of the Purchased Assets.

Section 2.11                       Insurance. Seller does not maintain, and has not within the preceding six years maintained, any insurance policies with respect to the Purchased Assets.

Section 2.12                      Export Control Laws. Seller and its Affiliates have conducted all export transactions relating to the Purchased Assets in accordance with all Applicable Laws. Without limiting the foregoing, as relates to the Purchased Assets: (a) Seller and each of its Affiliates have obtained all export licenses and other approvals required for its exports of software and technologies from the U.S. and all other jurisdictions where such licenses or approvals are required by Applicable Law, including with respect to the release of technology and software to foreign nationals in the U.S. and abroad; (b) Seller and each of its Affiliates are in compliance with the terms of such applicable export licenses or other approvals; (c) there are no pending or threatened claims against Seller or any of its Affiliates with respect to such export licenses or other approvals; (d) there are no actions, conditions or circumstances pertaining to Seller’s or any of its Affiliates’ export transactions that would reasonably be expected to give rise to any future Actions against Seller or any of its Affiliates; and (e) Seller and each of its Affiliates are in compliance in all respects with (i) all U.S. import and export Laws (including those Laws under the authority of U.S. Departments of Commerce (Bureau of Industry and Security) codified at 15 CFR, Parts 700-799; Homeland Security (Customs and Border Protection) codified at 19 CFR, Parts 1-199; State (Directorate of Defense Trade Controls) codified at 22 CFR, Parts 103, 120-130; and Treasury (Office of Foreign Assets Control) codified at 31 CFR, Parts 500-599) and (ii) all comparable Applicable Laws outside the U.S.

Section 2.13                      Related Party Transactions. Except as set forth on Schedule 2.13, (a) since January 1, 2013, there have been no transactions between Seller and any Related Party (as defined below) or any payment by Seller to any Related Party or by any Related Party to Seller and (b) there is no lease, agreement or commitment between Seller and any Related Party. Except as set forth on Schedule 2.13, (i) no Related Party has any right, title or interest in or to any Purchased Assets, (ii) no Related Party is indebted to Seller, and (iii) Seller is not indebted to any Related Party. For purposes of this Agreement, “Related Party” means (A) any Member, (B) any member of the family (whether related by blood, marriage or adoption, but not more remotely than a first cousin) of any Member, (C) any trust, estate or partnership of which an individual described in clause (A) or (B) above is a grantor, fiduciary, beneficiary or partner or (D) any Affiliate of one or more persons described in clause (A), (B) or (C).

Section 2.14                      Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Seller.

Section 2.15                      Disclosure.  No representation or warranty or other statement made by Seller or any Member in this Agreement or otherwise in connection with the Transactions contemplated by this Agreement contains any untrue statement or omits to state a material fact necessary to make any of them, in light of the circumstances in which it is made, not misleading. Neither Seller nor any Member have knowledge of any fact that has specific application to Seller or any of its Affiliates (other than general economic or industry conditions) and that may have a Material Adverse Effect that has not been set forth in this Agreement (including the Schedules hereto).

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ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Seller and each Member as follows:

Section 3.1                   Organization and Good Standing.  Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

Section 3.2                   Authorization.  Purchaser has all requisite corporate power and authority to execute and deliver and perform its obligations under this Agreement and the other agreements, instruments, certificates and other documents to be executed and delivered by Purchaser pursuant hereto (the “Purchaser Transaction Documents”). The execution, delivery and performance by Purchaser of this Agreement and the Purchaser Transaction Documents and consummation by Purchaser of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary limited liability company action. This Agreement has been, and the Purchaser Transaction Documents will be when executed and delivered by Purchaser, duly and validly executed and delivered by Purchaser and assuming that this Agreement and each Purchaser Transaction Document constitute the legal, valid and binding obligation of the other parties thereto, constitute the legal, valid and binding obligations of Purchaser, enforceable against it in accordance with their respective terms, subject only to the laws affecting creditors’ rights.

Section 3.3                   No Conflicts; Consents. Neither the execution nor delivery of this Agreement or the Purchaser Related Documents by Purchaser, the consummation of the transactions contemplated hereby and thereby, nor the compliance with the terms hereof or thereof by Purchaser will (i) conflict with or violate any provision of Purchaser’s certificate of incorporation or bylaw, in each case as in effect on the date hereof; (ii) require any consent or approval under, result in any breach of, constitute a default (or an event which with notice or lapse of time or both would become a default) or give any person the right to exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any agreement to which Purchaser is a party or by which any of its properties or assets are bound; or (iii) require any Consent.

Section 3.4                    Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Purchaser.

ARTICLE IV

ADDITIONAL COVENANTS

Section 4.1                    Confidentiality. Seller and each Member covenant and agree that, from and after the Closing, any Confidential Information of Seller included in the Purchased Assets shall constitute the Confidential Information of Purchase and neither Seller, either Member nor any of their Affiliates shall disclose any such Confidential Information to any third party or use any such Confidential Information for any purpose and that Purchaser shall have no obligations with respect to such Confidential Information under the Confidentiality Agreement. Additionally, Seller, each Member and Purchaser covenant and agree that, notwithstanding the foregoing, in the event that Seller or either Member is required to disclose all or any part of any such Confidential Information under the terms of a subpoena, Order, civil investigative demand or similar process issued by a court of competent jurisdiction or by another Governmental Entity, Seller or that Member agrees to (i) immediately notify Purchaser of the existence, terms and circumstances surrounding such request; (ii) if reasonably practicable, consult with Purchaser on the advisability of taking legally available steps to resist or narrow such request; and (iii) if disclosure of such information is required, furnish only that portion of such Confidential Information that, in the opinion of counsel to Seller or that Member, it is legally compelled to disclose and advise Purchaser as far in advance of such disclosure as reasonably possible so that Purchaser may seek an appropriate protective order or other reliable assurance that confidential treatment will be accorded such Confidential Information. In any event, neither Seller nor the Member receiving the request shall oppose actions by Purchaser to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded such Confidential Information.

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Section 4.2                    Public Announcements. Except as otherwise set forth in this Section 4.2, neither Seller nor either Member shall issue any press release or otherwise make any public statements regarding this Agreement, any other Transaction Document, or the terms hereof or thereof or any other information relating to the Transaction without the prior written of Purchaser and Purchaser shall not issue any press release or otherwise make any public statements with regarding the same without the prior written of Seller. Notwithstanding anything to the contrary herein or in any other Transaction Document (or the Confidentiality Agreement), if and to the extent that Purchaser determines, with the advice of counsel, that it is required by Applicable Law, or by the rules and regulations of any stock exchange, to publicly disclose this Agreement or any other Transaction Document, or the terms hereof or thereof or other information relating to the Transactions, it may make such disclosures, provided that it shall, to the extent reasonably practicable, a reasonable time before making any public disclosure, consult with Seller regarding such disclosure and seek confidential treatment for such information to be so disclosed.

Section 4.3                             Covenants Not to Compete.  Except for the exercise by Mr. Karr of the Consultant’s (as that term is defined below) rights under the License Agreement (as defined below) or if his employment pursuant to the Employment Agreement (as defined below) is terminated other than for “Cause” (as that term is defined therein) or upon the occurrence of an event of default under the Seller Note which is not cured within 30 days, each Member agrees that, during the period (the “Restricted Period”) from the Closing until the later of (a) the third anniversary of the Closing or (b) third anniversary of the date on which such Member’s service (if any) to Purchaser as an employee or consultant, except when acting on behalf of Purchaser as an employee or consultant, such Member shall not:

(a)           directly or indirectly, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be associated with, or in any manner connected with, lend Purchaser’s name or any similar name to, lend Purchaser’s credit to, or render services or advice to, any business engaged in designing, developing, marketing, distributing or providing products or services that import data from a vulnerability scanner and provide analysis and reporting to third parties (the “Restricted Business”), anywhere within North America or any country outside North America in which Purchaser does business during the Restricted Period;

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(b)           directly or indirectly, either for himself or any other person or entity, (a) induce or attempt to induce any employee of Purchaser to leave the employ of Purchaser, (b) in any way interfere with the relationship between Purchaser and any employee of Purchaser, (c) employ, attempt to employ or otherwise engage as an employee, independent contractor, or otherwise, any employee or any person who at any time during the preceding year was, an employee of or consultant to Purchaser or (d) induce or attempt to induce any customer, supplier, licensee, or business relation of Purchaser to cease doing business with Purchaser, or in any way interfere with the relationship between any prospect, customer, supplier, licensee or business relation of Purchaser; and

(c)           directly or indirectly, either for himself or any other person or entity, solicit the business of any person known to such Member to be a customer of Purchaser, whether or not such Member had personal contact with such person, with respect to products, services or activities constituting part of the Restricted Business.

The parties acknowledge that the covenants set forth in this Section are reasonable with respect to their duration, geographical area, and scope and are given as an integral and essential part of the transactions contemplated by this Agreement. In the event that any covenant contained in this Section shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the maximum period of time for which it may be enforceable and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum intent in all other respects as to which it may be enforceable, all as determined by such court in such action.  Notwithstanding the forgoing, this Section 4.3 shall not prohibit any Member from investing in publicly traded securities issued by any such competitive or adverse corporation, provided the holdings thereof by Member do not constitute more than one percent (1%) of any one class of such securities or from employment by any end user of products or services included in the Restricted Business.

Section 4.4                    Further Actions.

(a) At any time or from time to time at or after the Closing, at Purchaser’s request, at no cost to Purchaser and without further consideration, Seller and each Member shall (i) execute and deliver to Purchaser such other instruments of sale, transfer, conveyance, assignment and confirmation as, and (ii) use commercially reasonable efforts to provide such materials and information and take such other actions as, in each case, Purchaser may reasonably request to the extent necessary or reasonably desirable in order to effectively transfer, convey and assign to Purchaser, and to confirm Purchaser’s title to, all of the Purchased Assets, free and clear of all Encumbrances existing prior to the Closing (or arising after the Closing as a result of any action or inaction of Seller or either Member prior to the Closing) in accordance with this Agreement, and, to the fullest extent permitted by law or contract, to put Purchaser in actual possession and operating control of the tangible Purchased Assets, to assist Purchaser in exercising all Intellectual Property Rights included in the Purchased Assets, and otherwise to cause Seller to fulfill its obligations under this Agreement and the Transaction Documents.

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(b)          To the extent that Purchaser cannot be granted physical possession of any Purchased Asset as of the Closing, such Purchased Asset shall be held by Seller for and on behalf of Purchaser until such time as Purchaser is able to take possession thereof.

Section 4.5                    Intellectual Property.

(a) Seller and each Member covenant and agree that, from and after the Closing, neither Seller nor either Member shall retain or use any copy of any of the Software. Without limitation of Section 4.3, if Seller or either Member (or any successor or assignee of Seller or the heirs, estates or legal representatives of either Member) retains any right or interest in any Software Intellectual Property Rights that cannot be, or for any reason is not, assigned to Purchaser at the Closing, Seller or such Member (as the case may be) hereby grants, on behalf of itself and its successors, assigns, heirs, estates and legal representatives (and agrees to so grant or cause to be so granted) to Purchaser, effective as of the Closing, a perpetual, irrevocable, royalty free and fully paid-up, transferable, sublicensable (through multiple levels), exclusive, worldwide right and license to use, reproduce, distribute, display and perform (whether publicly or otherwise), prepare derivative works of and otherwise modify, make, sell, offer to sell, import and otherwise use and exploit, and exercise and practice all rights under, all or any portion of such Software Intellectual Property Rights.

(b) If Purchaser is unable to enforce any Software Intellectual Property Rights against a third party as a result of any Applicable Law that prohibits enforcement of such rights by a transferee or licensee of such rights, Seller and each Member agree to assign to Purchaser such rights as may be required by Purchaser to enforce the such Software Intellectual Property Rights in its own name.

Section 4.6                     Records and Documents. Seller and Purchaser agree that each of them shall provide the other party, at such other party’s request and expense, with access to (or copies thereof) and the right to make copies of those records and documents that exist as of the Closing solely to the extent related to the Purchased Assets, the possession of which is retained by them, as reasonably requested by Seller or Purchaser in connection with, among other things, any Actions by or against, or Tax audits against or governmental investigations of Seller or Purchaser or any of their Affiliates or in order to enable Seller or Purchaser to comply with their respective obligations under this Agreement and each other agreement, document or instrument contemplated hereby or thereby or for other legitimate business purposes with respect to the Purchased Assets; provided, however, that the foregoing shall not require Seller or Purchaser to provide any such access or disclose any information (i) to the extent the provision of such access or such disclosure would contravene Applicable Law, or would result in a breach of a confidentiality or nondisclosure agreement, or would reasonably be expected to result in the loss of an attorney-client privilege held by Seller or Purchaser, in each case provided that the party withholding any information notifies the other in writing generally describing the withheld information and the reasons therefor) or (ii) if Seller and Purchaser are adverse parties in any legal proceeding and such information or assistance is reasonably pertinent thereto. If during such period Seller elects to dispose of such records and documents, Seller shall give Purchaser sixty (60) days’ prior written notice, during which period Purchaser shall have the right to take such records and documents without further consideration. If during such period Purchaser elects to dispose of such records and documents, Purchaser shall give Seller sixty (60) days’ prior written notice, during which period Purchaser shall have the right to take such records and documents without further consideration.

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Section 4.7  Enforcement. Seller and each Member hereby acknowledge that Purchaser would suffer irreparable injury if the provisions of this Article IV were breached and that Purchaser’s remedies at law would be inadequate in the event of such breach or threatened breach.  Accordingly, Seller and each Member hereby agrees that any such breach or threatened breach may, in addition to any and all other available remedies, be preliminarily and permanently enjoined by Purchaser without bond.  In the event of a breach of Section 4.3 of this Agreement which is known to Company, Company shall notify Employee of the breach (including a description of the breach in reasonable detail) and shall not take action to enforce the terms of this Agreement for a period of two (2) business days following such notice unless the giving of such notice or the passage of the five business day period shall cause material harm to Company.

ARTICLE V

CLOSING

Section 5.1                    Closing. The closing of the sale of the Purchased Assets to Purchaser and the other Transactions (the “Closing”) shall take place at the offices of the Purchaser simultaneously with the execution and delivery of this Agreement.

Section 5.2                    Deliveries at Closing.

(a)       At the Closing, Seller shall deliver to Purchaser:

(i)           the Intellectual Property Assignment Agreement by Seller in favor of Purchaser in the form attached hereto as Exhibit A (the “Seller Assignment Agreement”), duly executed by Seller;

(ii)           the Bill of Sale by Seller in favor of Purchaser in the form attached hereto as Exhibit B (the “Bill of Sale”), duly executed by Seller;

(iii)           the Employment Agreement by and between Purchaser and Christopher B. Karr in the form attached hereto as Exhibit C (the “Employment Agreement”), duly executed by Mr. Karr;

(iv)           the Software License by and between Purchaser and UberGuard Information Security Consulting, LLC, a New York limited liability company (the "Consultant") in the form attached hereto as Exhibit D (the “License Agreement”), duly executed by Consultant;

(v)           an Invention Assignment Agreement by and between Seller and each person listed on Schedule 2.8(d) in the form attached hereto as Exhibit E (the “Invention Assignment Agreement”), duly executed by Seller and each Member;

(vi)           evidence that the consent of each person identified on Schedule 2.4 has been obtained and remains in full force and effect;

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(vii)           evidence reasonably satisfactory to Purchaser that each Outbound License Agreement disclosed on Schedule 2.8(i) has been terminated;

(viii)           evidence reasonably satisfactory to Purchaser that the license of the “Uberscan” trademark from Consultant to Seller has been terminated;

(ix)           resolutions of the Members authorizing the execution and delivery of this Agreement and the other Seller Transaction Documents and the consummation of the transaction contemplated hereby and thereby; and

(x)           all other Seller Transaction Documents and Member Transaction Documents, duly executed by Seller or the members as applicable.

(b) At the Closing, Purchaser shall deliver to Seller:

(i)           $100,000 of the Cash Purchase Price by wire transfer of immediately available funds to the account designated in writing for such purpose by Seller;

(ii)           the Seller Note, duly executed by Purchaser;

(iii)           the Seller Assignment Agreement, duly executed by Purchaser

(iv)           the Employment Agreement, duly executed by Purchaser;

(v)           the License Agreement, duly executed by Purchaser;

(vi)           resolutions of the board of directors of the Purchaser authorizing the execution and delivery of this Agreement and the other Purchaser Transaction Documents and the consummation of the transaction contemplated hereby and thereby; and

(vii)           all other Purchaser Transaction Documents, duly executed by Purchaser.

ARTICLE VI

SURVIVAL OF REPRESENTATIONS, WARRANTIES, AND COVENANTS; INDEMNIFICATION

Section 6.1                      Survival of Representations, Warranties, Covenants and Obligations. All representations and warranties contained in this Agreement shall survive the Closing for two (2) years; provided, however, that the representations and warranties of Seller and the Members set forth in Sections 2.1, 2.2, 2.3, 2.8(a), 2.8(d), 2.8(e) and 2.8(f) shall survive indefinitely and the representations and warranties of the Seller and Members set forth in 2.9 and 2.12 shall survive for the applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus 60 days. All covenants and obligations contained in this Agreement shall survive the Closing for four (4) years (except for those which by their terms survive for longer, which shall survive in accordance with their terms). The right to indemnification or other remedy based upon the breach of any such representations, warranties, covenants and obligations shall not be affected by any investigation (including any environmental investigation or assessment) conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or obligation. The waiver of any condition based upon the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification or other remedy based upon such representations, warranties, covenants and obligations.

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Section 6.2                      Seller and Member Indemnification Obligations. Each of Seller and the Members shall, jointly and severally, indemnify, defend and hold Purchaser and its officers, directors, shareholders, representatives and agents (each, a “Purchaser Indemnifiable Party”) harmless from and against all claims, suits, damages, losses or expenses (including without limitation reasonable attorneys’ fees and disbursements) incurred by a Purchaser Indemnifiable Party, whether or not involving a Third-Party Claim, arising out of, resulting from or relating to (i) the inaccuracy or breach of any representation, warranty or covenant of Seller or a Member contained in or made pursuant to this Agreement or any other Seller Transaction Document or Member Transaction Document; (ii) any Excluded Asset; (iii) any Excluded Liability; (iv) Seller’s employment of or the acts or omissions of any Seller Employee at or prior to the Closing; (vi) any Employee Benefit Plan; and/or (viii) Seller’s ownership or use of the Purchased Assets at or prior to the Closing.

Section 6.3                      Purchaser Indemnification Obligations. Purchaser shall indemnify, defend and hold Seller, the Members, and Seller’s representatives and agents (each, a “Seller Indemnifiable Party” and together with each Purchaser Indemnifiable Party, an “Indemnifiable Party”) harmless from and against all claims, suits, damages, losses or expenses (including without limitation reasonable attorneys’ fees and disbursements) incurred by a Seller Indemnifiable Party, whether or not involving a Third-Party Claim, arising out of, resulting from or relating to (i) the inaccuracy or breach of any representation, warranty or covenant of Purchaser contained in or made pursuant to this Agreement or any of other Purchaser Transaction Document or (ii) Purchaser’s ownership or use of the Purchased Assets from and after the Closing.

Section 6.4                      Third Party Claims.

(a)         Promptly after receipt by an Indemnifiable Party of notice of the assertion of a claim for which it is entitled to indemnification under this Agreement by any person other than a party to this Agreement (a “Third-Party Claim”), such Indemnifiable Party shall give notice to the person obligated under this Agreement to indemnify such Indemnifiable Party (an “Indemnifying Party”) of the assertion of such Third-Party Claim, provided that the failure to notify the Indemnifying Party will not relieve the Indemnifying Party of any liability that it may have to any Indemnifiable Party, except to the extent that the Indemnifying Party demonstrates that the defense of such Third-Party Claim is actually prejudiced by the Indemnifiable Party’s failure to give such notice.

(b)         If an Indemnifiable Party gives notice to the Indemnifying Party pursuant to Section 6.4(a) of the assertion of a Third-Party Claim, the Indemnifying Party shall be entitled to participate in the defense of such Third-Party Claim and, to the extent that it wishes (unless (i) the Indemnifying Party is also a Person against whom the Third-Party Claim is made and the Indemnifiable Party determines in good faith that joint representation would be inappropriate or (ii) the Indemnifying Party fails to provide reasonable assurance to the Indemnifiable Party of its financial capacity to defend such Third-Party Claim and provide indemnification with respect to such Third-Party Claim), to assume the defense of such Third-Party Claim with counsel reasonably satisfactory to the Indemnifiable Party. After notice from the Indemnifying Party to the Indemnifiable Party of its election to assume the defense of such Third-Party Claim, the Indemnifying Party shall not, so long as it diligently conducts such defense, be liable to the Indemnifiable Party under this Article VI for any fees of other counsel or any other expenses with respect to the defense of such Third-Party Claim, in each case subsequently incurred by the Indemnifiable Party in connection with the defense of such Third-Party Claim, other than reasonable costs of investigation. If the Indemnifying Party assumes the defense of a Third-Party Claim, (i) such assumption will conclusively establish for purposes of this Agreement that the claims made in that Third-Party Claim are within the scope of and subject to indemnification, and (ii) no compromise or settlement of such Third-Party Claims may be effected by the Indemnifying Party without the Indemnifiable Party’s Consent unless (A) there is no finding or admission of any violation of requirement of law or any violation of the rights of any person; (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party; (C) such compromise or settlement shall provide for the absolute and unconditional release of the Indemnifiable Party from any Liability with respect to such Third-Party Claim; and (D) the Indemnifiable Party shall have no liability with respect to any compromise or settlement of such Third-Party Claims effected without its Consent. If notice is given to an Indemnifying Party of the assertion of any Third-Party Claim and the Indemnifying Party does not, within ten (10) days after the Indemnifiable Party’s notice is given, give notice to the Indemnifiable Party of its election to assume the defense of such Third-Party Claim, the Indemnifying Party will be bound by any determination made in such Third-Party Claim or any compromise or settlement effected by the Indemnifiable Party.

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(c)         Notwithstanding the foregoing, if an Indemnifiable Party determines in good faith that there is a reasonable probability that a Third-Party Claim may adversely affect it other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnifiable Party may, by notice to the Indemnifying Party, assume the exclusive right to defend, compromise or settle such Third-Party Claim, but the Indemnifying Party will not be bound by any determination of any Third-Party Claim so defended for the purposes of this Agreement or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

(d)         Notwithstanding the provisions of Section 7.7, Seller and each Member hereby consent to the nonexclusive jurisdiction of any court in which action, investigation, suit, litigation, arbitration, claim, complaint, criminal prosecution or other similar proceeding in respect of a Third-Party Claim is brought against any Purchaser Indemnifiable Party for purposes of any claim that a Purchaser Indemnifiable Party may have under this Agreement with respect to such proceeding or the matters alleged therein and agree that process may be served on Seller and either Member with respect to such a claim anywhere in the world.

(e)         With respect to any Third-Party Claim subject to indemnification under this Article VI: (i) both the Indemnifiable Party and the Indemnifying Party, as the case may be, shall keep the other person fully informed of the status of such Third-Party Claim and any related proceedings at all stages thereof where such person is not represented by its own counsel, and (ii) the parties agree (each at its own expense) to render to each other such assistance as they may reasonably require of each other and to cooperate in good faith with each other in order to ensure the proper and adequate defense of any Third-Party Claim.

(f)         With respect to any Third-Party Claim subject to indemnification under this Article VI, the parties agree to cooperate in such a manner as to preserve in full (to the extent possible) the confidentiality of all confidential information and the attorney-client and work-product privileges. In connection therewith, each party agrees that: (i) it will use its best efforts, in respect of any Third-Party Claim in which it has assumed or participated in the defense, to avoid production of confidential information (consistent with applicable law and rules of procedure), and (ii) all communications between any party hereto and counsel responsible for or participating in the defense of any Third-Party Claim shall, to the extent possible, be made so as to preserve any applicable attorney-client or work-product privilege.

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Section 6.5                      Non-Exclusive Remedy. On the occurrence of any event for which an Indemnifiable Party is entitled to indemnification under the provisions of this Agreement, such Indemnifiable Party shall also have all rights and remedies available to it at law and equity, in bankruptcy or otherwise.  All of such rights and remedies shall be cumulative to the full extent provided by law.

Section 6.6                      Set Off. Purchaser shall have the right to offset any amount for which it is entitled to indemnification by Seller and/or the Members against any amounts then or thereafter payable by Purchaser to Seller or either Member under this Agreement or any other Transaction Document if the Seller or any Member has been held liable for such claim by a court of competent jurisdiction or pursuant to any binding arbitration or has admitted its or his liability for such claim in writing. If the Seller or any Member disputes its liability for any such claim, then Purchaser shall pay when due any amount payable to Seller or either Member under this Agreement or any other Transaction Document to Olver Korts LLP (at Tobey Village Office Park, 100 Office Park Way, Pittsford, New York 14534, attention: Matthew M. Korona) as escrow agent (the “Escrow Agent”), to be held in escrow until the indemnification claim is resolved and Purchaser shall not be deemed to be in breach of this Agreement or any other Transaction by reason of paying such amounts over to the Escrow Agent notwithstanding that the indemnification claim is ultimately resolved in favor of the Seller or any Member.

ARTICLE VII

MISCELLANEOUS

Section 7.1                      Entire Agreement. This Agreement (including the Schedules and Exhibits hereto) constitutes the entire agreement between the parties hereto and supersedes all prior agreements, written or oral concerning the subject matter herein and there are no oral understandings, statements or stipulations bearing upon the effect of this Agreement which have not been incorporated herein.

Section 7.2                      Binding Effect.  This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors, assigns, estates, heirs and legal representatives.

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Section 7.3                      Assignment. Except as specifically provided in Section 1.5 (g), this Agreement shall not be assigned, in whole or in part, by any party hereto. Any purported assignment shall be null and void.

Section 7.4                      Amendment; Waiver. This Agreement may be modified or amended, and any provision hereof may be waived, only by a written instrument signed by each of the parties hereto.

Section 7.5                      Notices. All notices hereunder shall be in writing and shall be deemed to have been delivered on the day of mailing if sent by registered or certified mail, postage prepaid and return receipt requested to the addresses set forth below or such other address known by a party sending notice hereunder:

(a)    if to Purchaser:                       Infinite Group, Inc.
80 Office Park Way
Pittsford, New York 14534
Attn: Chief Executive Officer

with a copy which shall not constitute notice to:

Woods Oviatt Gilman LLP
700 Crossroads Building
2 State Street
Rochester, New York 14614
Attn: Gregory W. Gribben, Esq.

(b)    if to Seller:                             UberScan, LLC
91 Clinton Street
Avon, New York 14414
Attn: Christopher B. Karr

with a copy which shall not constitute notice to:

Olver Korts LLP
Tobey Village Office Park
100 Office Park Way
Pittsford, New York 14534
Attn: Matthew Korona, Esq.

or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

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Section 7.6                      Severability. If any provision of this Agreement shall be held invalid or unenforceable by competent authority, such provision shall be construed so as to be limited or reduced to be enforceable to the maximum extent compatible with the law as it shall then appear.  The total invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

Section 7.7                      Governing Law; Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without reference to conflicts of law principles.  With respect to any matters that may be heard before a court of competent jurisdiction, the parties consent to the jurisdiction and venue of the courts of Monroe County, New York or of any federal court located in the Western District of New York.

Section 7.8                      No Third Party Beneficiaries. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and, in the case of Article VI above, the other Indemnifiable Parties, and their heirs, administrators, legal representatives, successors and assigns, and they shall not be construed as conferring any rights on any other persons

Section 7.9                      Attorney’s Fees. In the event of litigation to enforce the terms and conditions of this Agreement, the substantially losing party agrees to pay the substantially prevailing party’s reasonable costs and expenses incurred, including without limitation reasonable attorneys’ fees.

Section 7.10                         Counterparts. This Agreement may be executed in multiple counterparts each of which may be deemed an original and shall become effective when the separate counterparts have been exchanged among the parties.  All such counterparts may be delivered by facsimile, e-mail or other electronic means, and all such electronically delivered counterparts shall be deemed original signatures for all purposes of this Agreement.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

INFINITE GROUP, INC.

By: /s/ James A. Villa
Name:  James A. Villa
Title:    President

UBERSCAN, LLC

By: /s/ Christopher B. Karr
Name: Christopher B. Karr
Title:   Member

By: /s/ Duane Peifer
Name: Duane Peifer
Title:   Member

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Annex A

CERTAIN DEFINITIONS

For the purposes of this Agreement, the following capitalized terms shall have the meanings set forth below (which shall apply equally to both the singular and plural forms of such terms):

“Action” means any claim, action, cause of action, suit, demand, inquiry, proceeding, audit or investigation by or before any Governmental Entity, or any other arbitration, mediation or similar dispute resolution proceeding.

“Affiliate” means, with respect to any Person, a Person that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with the first-mentioned Person. For the purposes of this definition, “control,” including the terms “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, as general partner or managing member, by Contract or otherwise, including the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

“Applicable Law” means, with respect to any Person, any Law applicable to such Person or any of its respective properties, assets, officers, directors, employees, consultants or agents.

“Consents” means consents, assignments, Permits, Orders, certification, concession, franchises, approvals, authorizations, registrations, filings, registrations, waivers, declarations or filings with, of or from any Governmental Entity.

“Contract” means any contract, agreement, instrument, option, lease, license, sales and purchase order, warranty, note, bond or mortgage, indenture, obligation, commitment, binding application, arrangement or understanding, whether written or oral, express or implied, in each case as amended and supplemented from time to time.

“Employee” means any current or former employee, consultant, advisor, independent contractor, agent, officer, director or other service provider of Seller, its Affiliates or any of their ERISA Affiliates.

“Employee Liabilities” means any and all Liabilities, whenever or however arising, including all costs and expenses relating thereto arising under Contract, Law, Permit, or Action before any Governmental Entity, Order or any award of any arbitrator of any kind (but excluding all Immigration Rights), relating to any Employee Plan, Employment Arrangement or otherwise relating to an Employee and his or her service or employment with Seller, its Affiliates or any of their ERISA Affiliates.

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“Employee Plan” means: (i) any employee benefit plan (as defined in Section 3(3) of ERISA) and any bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and any employment, consulting, termination, severance agreements or other similar contracts or agreements with or covering (including eligibility to participate) any Employee to which Seller or any of its ERISA Affiliates is a party, with respect to which Seller or any of its ERISA Affiliates has or could have any obligation or Liability in respect of any Employee (or the dependent or beneficiary thereof) or which are maintained, contributed to or sponsored by Seller or any of its ERISA Affiliates for the benefit of any Employee (or the dependent or beneficiary thereof); and (ii) any Contracts between Seller or any of its Affiliates, on the one hand, and any Employee, on the other hand, relating in any way to a sale of the Purchased Assets.

“Employment Arrangement” means each management, employment, severance, consulting, relocation, repatriation, expatriation, visa, work permit or other agreement, contract or understanding between Seller, its Affiliates or any of their ERISA Affiliates and any Employee, or with respect to which Seller, its Affiliates or any of their ERISA Affiliates has or may have any Liability.

“Encumbrance” means any license, obligation to license, covenant or obligation to forebear from suit, charge, claim, equitable interest, lien, option, pledge, hypothecation, security interest, title retention, right of first refusal or negotiation, adverse claim or restriction of any kind (including any restriction on transfer or other assignment, as security or otherwise) of or relating to use, transfer, receipt of income or exercise of any other attribute of ownership, or any agreement to create any of the foregoing.

“Government Contract” shall mean any prime contract, subcontract, purchase order, task order, delivery order, teaming agreement, joint venture agreement, strategic alliance agreement, basic ordering agreement, pricing agreement, letter contract or other similar arrangement of any kind that are currently active in performance or that have been active in performance at any time in the seven-year period prior to the Closing Date with (i) any Governmental Entity; (ii) any prime contractor of a Governmental Entity in its capacity as a prime contractor; or (iii) any subcontractor at any tier with respect to any Contract of a type described in clauses (i) or (ii) above. A task, purchase or delivery order under a Government Contract shall not constitute a separate Government Contract, for purposes of this definition, but shall be part of the Government Contract to which it relates.

“Governmental Entity” means any federal, national, supranational, state, provincial, local or similar government, governmental, regulatory, administrative or quasi-governmental authority, branch, office agency, commission or other governmental, regulatory, administrative or quasi-governmental body, or any court, tribunal, organization established by international treaty, arbitral body (to whose jurisdiction the applicable party has submitted by agreement or otherwise) or judicial body (including any grand jury), whether domestic or foreign, including any securities exchange.

“Inbound License Agreement” means any Contract pursuant to which a third party has granted or agreed to grant to Seller any right to use or otherwise practice or exploit, or has otherwise granted or agreed to grant any license, covenant, release, immunity or other right with respect to, any Intellectual Property or Intellectual Property Rights included in the Purchased Assets.

2

“Intellectual Property” means, any and all (i) technology, formulae, algorithms, procedures, processes, methods, techniques, knowhow, ideas, creations, inventions, discoveries, and improvements (whether patentable or unpatentable and whether or not reduced to practice); (ii) technical, engineering, manufacturing, product, marketing, servicing, financial, supplier, personnel and other information and materials; (iii) customer lists, customer contact and registration information, customer correspondence and customer purchasing histories; (iv) specifications, designs, models, devices, prototypes, schematics and development tools; (v) software, websites, content, images, graphics, text, photographs, artwork, audiovisual works, sound recordings, graphs, drawings, reports, analyses, writings, and other works of authorship and copyrightable subject matter (“Works of Authorship”); (vi) mask works, layouts, topographies and other design features with respect to integrated circuits (“Mask Works”); (vii) databases and other compilations and collections of data or information (“Databases”); (viii) trademarks, service marks, logos and design marks, trade dress, trade names, fictitious and other business names, and brand names, together with all goodwill associated with any of the foregoing (“Trademarks”); (ix) domain names, uniform resource locators and other names and locators associated with the Internet (“Domain Names”); (x) information and materials not generally known to the public, including trade secrets information (“Trade Secrets”); and (xi) tangible embodiments of any of the foregoing, in any form or media whether or not specifically listed herein.

“Intellectual Property Rights” means any and all rights (anywhere in the world, whether statutory, common law or otherwise) arising from Intellectual Property, including (i) patents and patent applications, utility models and applications for utility models, inventor’s certificates and applications for inventor’s certificates (“Patents”); (ii) copyrights and all other rights with respect to Works of Authorship and Mask Works and all registrations thereof and applications therefor (including moral and economic rights, however denominated) (“Copyrights”); (iii) industrial design rights and registrations thereof and applications therefor; (iv) rights with respect to Trademarks, and all registrations thereof and applications therefor; (v) rights with respect to Domain Names, including registrations thereof and applications therefor; (vi) rights with respect to Trade Secrets, including rights to limit the use or disclosure thereof by any Person; (vii) rights with respect to Databases, including registrations thereof and applications therefor; and (vii) any rights equivalent or similar to any of the foregoing.

 “Knowledge of Seller” or any similar phrase means, with respect to any fact or matter, the actual knowledge of either Member as well as the knowledge either Member would have after the review by such individuals and Employees of such records and files within their control or possession as they reasonably believe would include information regarding the matter in question.

“Law” means any statute, law, treaty, ordinance, regulation, directive, rule, code, executive order, injunction, judgment, decree, writ or order or other similar requirement, including any successor provisions thereof, of any Governmental Entity.

“Liability” means, with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise and whether or not the same is required to be accrued on the financial statements of such Person.

3

“Licensing Fees” means royalties and other licensing fees (but excluding maintenance or support fees, consulting fees or installation fees) actually paid to Purchaser by any third party to whom Purchaser licenses the Software (as developed, updated or otherwise modified by Purchaser from time to time) net of any (i) royalties or other licensing fees payable by Purchaser with respect to the Software as licensed; (ii) refunds or discounts, or (iii) commissions payable to third parties:

“Losses” means any and all deficiencies, judgments, settlements, Actions, assessments, Liabilities, losses, damages (whether direct, indirect, incidental or consequential), interest, fines, penalties, costs and expenses (including legal, accounting and other costs and expenses of professionals incurred) reasonably incurred in connection with investigating, defending, settling or otherwise satisfying any and all Actions, assessments, judgments or appeals, and in seeking indemnification therefor, and interest on any of the foregoing, from the date incurred until paid, at the prime rate published from time to time by The Wall Street Journal; provided, however, that indirect and consequential damages included in Losses shall be limited to those indirect and consequential damages with respect to the Purchased Patents that result from the loss by the Indemnified Party of potential damages or potential royalties that would otherwise be recoverable by the Indemnified Party from third parties.

“Material Adverse Effect” means any event, circumstance, occurrence, change, effect or fact, or group of any of the foregoing, that (x) would prevent the consummation of the Transactions or (y) that results in, or would reasonably be expected to result in, a material adverse effect on the Purchased Assets taken as a whole (such items, an “Effect”), provided, however, that in no event shall any of the following be taken into account in determining whether there has been or will be a Material Adverse Effect: (A) any Effect that is the result of general market or political factors or economic factors affecting the economy as a whole, (B) any Effect that is the result of an outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war, or the occurrence of any acts of terrorism, or (C) any Effect that is the result of any change in Applicable Law.

“Open Source Technology” means Software or other subject matter that is distributed under a license approved as an open source license by the Open Source Initiative.

“Order” means any writ, judgment, decision, decree, award, order, injunction, ruling or similar order of any Governmental Entity, in each case that is preliminary or final and that is binding on any Person or its property under Applicable Laws.

“Outbound License Agreement” means any Contract pursuant to which Seller has granted or agreed to grant to any third party any right to use or otherwise practice or exploit, or has otherwise granted or agreed to grant any license, covenant, release, immunity or other right with respect to, any Purchased Assets.

4

“Permits” means all licenses, permits, franchises, approvals, certificates, waivers, concessions, exemptions, variances, certificates of occupancy, registrations, notices, authorizations or consents of, or filings with, any Governmental Entity.

“Person” means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other legal entity including any Governmental Entity.

“Registered Intellectual Property Rights” means (i) all Patents, registered Copyrights, applications to register Copyrights, and registrations for Domain Names included in the Software Intellectual Property Rights that are registered, recorded or filed by, for, or under authorization from (or in the name of) Seller, and (ii) any other applications, registrations, recordings and filings by Seller (or otherwise authorized by or in the name of Seller) with respect to any Seller Intellectual Property Rights.

“Representatives” means, with respect to any Person, such Person’s officers, directors, principals, employees, counsel, advisors, auditors, agents, consultants, bankers and other representatives.

“SIG” means a standards-setting organization, university or industry body, consortium, multi-party special interest group and any other collaborative or other group in which Seller or any of its Affiliates is currently participating, or in which Seller or any of its Affiliates has participated in the past or applied for future participation in, including any of the foregoing that may be organized, funded, sponsored, formed or operated, in whole or in part, by any Governmental Entity.

“Software Development Costs” means all costs relating to the development of the Software after the Closing.

“Tax” means all direct and indirect statutory, governmental, federal, provincial, state, local, municipal, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, social security, employee-related social charges or contributions, excise, severance, stamp, occupation, premium, property, unclaimed property, escheat, windfall profits, customs, duties or other taxes, contributions, rates, levies, fees, assessments or charges of any kind whatsoever, whether disputed or not, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (ii) any Liability for payment of amounts described in clause (i) whether as a result of transferee Liability, of being a member of an affiliated, consolidated, combined, unitary or similar group for any period, or otherwise through operation of Law, and (iii) any Liability for the payment of amounts described in clause (i) or (ii) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other Person.

“Tax Return” means any written or electronic return, certificate, declaration, notice, report, statement, election, information statement and document filed or required to be filed with respect to Taxes, amendments thereof, and schedules and attachments thereto.

“Taxing Authority” means any Governmental Entity having authority with respect to Taxes.

5

“Transaction Documents” means this Agreement, the Bill of Sale, the Seller Assignment Agreement, the Consultant Assignment Agreement, the Employment Agreements, the Non-Compete Agreements and any other Seller Transaction Document, Member Transaction Document or Purchaser Transaction Document.

“Transactions” means the transactions contemplated by the Transaction Documents.

“Transfer Taxes” means any statutory, governmental, federal, state, local, municipal, foreign and other business and occupation, sales, use, registration, stamp, recording, documentary, filing, conveyancing, transfer, and other similar taxes.

6

Annex B

UberScan Software Function Specifications

[*****]

***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

1

Schedule 1.5(d)

Contemplated Software Upgrades

[*****]

***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Schedule 2.4

Consents

[*****]

***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Schedule 2.8(d)

Individuals Involved with Software Development

1. Christopher B. Karr

2. Duane Peifer

Schedule 2.8(i)

Inbound and Outbound License Agreements

  1.  Inbound

a.	[*****]

b.	[*****]

c.	[*****]

d	Oral, perpetual, royalty fee, non-exclusive license of the “Uberscan” trademark by Uberguard Information Security Consulting, LLC.

  2.  Outbound

a.	Oral, perpetual, royalty fee, non-exclusive license of the Software to Uberguard Information Security Consulting, LLC.

***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Schedule 2.8(l)

Open Source Technology Included in Software

[*****]

***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Schedule 2.13

Related Party Transactions

1.	Oral, perpetual, royalty fee, non-exclusive license of the Software to Uberguard Information Security Consulting, LLC.

2.	Oral, perpetual, royalty fee, non-exclusive license of the “Uberscan” trademark from Uberguard Information Security Consulting, LLC.

EXHIBIT A

INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

This INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT (this “Assignment”), dated as of February 6, 2015, is made by UberScan, LLC, a New York limited liability company (“Assignor”), in favor of Infinite Group, Inc., a Delaware corporation (“Assignee”).

RECITALS

A.           Assignee, Assignor and the Members (as defined therein) are parties to that Software Assets Purchase Agreement dated as of February 6, 2015 (the “Purchase Agreement”)(capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Purchase Agreement), pursuant to which the Assignor has agreed to sell to Assignee, and Assignee has agreed to purchase from Assignor, the Purchased Assets  on the terms and subject to the conditions set forth therein.

B.           It is a condition to the obligation of Assignee to consummate the transaction contemplated by the Purchase Agreement that Assignor execute and deliver this Assignment.

NOW THEREFORE, in consideration of the foregoing, the mutual covenants of the parties, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Assignment. In consideration for the execution of the Purchase Agreement, the payment of the consideration stipulated in the Purchase Agreement and other good and valuable consideration, the receipt and sufficiency are hereby acknowledged, Assignor hereby irrevocably conveys, transfers and assigns to Assignee, and Assignee hereby accepts, all of Assignor’s right, title and interest in and to the following (the “Assigned IP”):

(a) the Software;

(b) the Software Intellectual Property and all Software Intellectual Property Rights;

(c) the name “UberScan” and all variants thereof and all goodwill associated therewith;

(d) internet domain names, registered by any authorized private registrar or governmental authority, web addresses, web pages, websites and related content, accounts with Twitter, Facebook and other social media companies and the content found thereon and related thereto, and URLs;

(e) any and all copyrights, copyright applications and registrations, and like protections in each work of authorship, whether registered or unregistered and whether published or unpublished, included in the Purchased Assets;

(f) any and all know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, technical, marketing, financial and business data and databases, pricing and cost information, business and marketing plans, customer and supplier lists and information, all other confidential and proprietary information included in the Purchased Assets;

(g) any and all license and other agreements in which Assignor directly or indirectly has granted a license or other right, whether exclusive or non-exclusive, (i) to use or develop any of the foregoing, (ii) to receive royalties, revenues, income or other payment related to any of the foregoing, or (iii) to exercise any other right with respect to with respect to any of the foregoing;

(h) all tangible embodiments of the foregoing;

(i) all rights of any kind whatsoever of Assignor accruing under any of the foregoing provided by applicable law of any jurisdiction, by international treaties and conventions and otherwise throughout the world;

(j) any and all royalties, fees, income, payments and other proceeds now or hereafter due or payable with respect to any and all of the foregoing; and

(k) any and all claims and causes of action, with respect to any of the foregoing, whether accruing before, on and/or after the date hereof, including all rights to and claims for damages, restitution and injunctive and other legal and equitable relief for past, present and future infringement, dilution, misappropriation, violation, misuse, breach or default, with the right but no obligation to sue for such legal and equitable relief and to collect, or otherwise recover, any such damages.

2. Further Actions. Assignor shall take such steps and actions following the date hereof, including the execution of any documents, files, registrations, or other similar items, to ensure that the Assigned IP is properly assigned to Assignee, or any assignee or successor thereto.

3. Terms of the Purchase Agreement. The terms of the Purchase Agreement, including, but not limited to, the representations, warranties, covenants, agreements and indemnities relating to the Assigned IP are incorporated herein by this reference. The parties hereto acknowledge and agree that the representations, warranties, covenants, agreements and indemnities contained in the Purchase Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall govern.

4. Successors and Assigns. This Assignment shall bind and inure to the benefit of the parties hereto and their respective successors, assigns, estates, heirs and legal representatives..

5. Governing Law. This Assignment shall be governed by, and construed in accordance with, the laws of the State of New York without reference to conflicts of law principles.  With respect to any matters that may be heard before a court of competent jurisdiction, the parties consent to the jurisdiction and venue of the courts of Monroe County, New York or of any federal court located in the Western District of New York.

6. Counterparts. This Assignment may be executed in multiple counterparts each of which may be deemed an original and shall become effective when the separate counterparts have been exchanged among the parties.  All such counterparts may be delivered by facsimile, e-mail or other electronic means, and all such electronically delivered counterparts shall be deemed original signatures for all purposes of this Assignment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have duly executed and delivered this Assignment as of the date first above written.

UBERSCAN, LLC By: /s/ Christopher B. Karr Name: Christopher B. Karr Title: Member INFINITE GROUP, INC. By: /s/ James A. Villa Name: James A. Villa Title: President

EXHIBIT B

BILL OF SALE

This Bill of Sale dated as of February 6, 2015 (this “Bill of Sale”), is delivered by UberScan, LLC, a New York limited liability company (“Seller”), to Infinite Group, Inc., a Delaware corporation (“Purchaser”).

Purchaser, Seller and the Members (as defined therein) are parties to that certain Software Assets Purchase Agreement (the “Purchase Agreement”) dated as of February 6, 2015, and the execution and delivery of this Bill of Sale by Seller is required by the Purchase Agreement.  Capitalized terms not otherwise defined in this Bill of Sale shall have the meanings assigned to them in the Purchase Agreement.

In consideration of the foregoing and other good and valuable consideration, including without limitation the Purchase Price, the receipt and sufficiency of which is hereby acknowledged, Seller hereby agrees as follows:

1.           Pursuant to the terms of the Purchase Agreement, Seller hereby sells, transfers, assigns and conveys to Purchaser, its successors and assigns, forever, free and clear of all Encumbrances, all of Seller’s right, title and interest in and to the Purchased Assets.

2.           Seller hereby covenants and agrees that, from time to time after the delivery of this instrument, at Purchaser’s request and without further consideration, it will do, execute, acknowledge and deliver, and will cause to be done, executed, acknowledged and delivered, all and every such further acts, deeds, conveyance, transfers, assignments, powers of attorney and assurances as reasonably may be required more effectively to convey, transfer to and vest in Purchaser, and to put Purchaser in possession of, any and all of the Purchased Assets.

3.           This Bill of Sale is subject to the Purchase Agreement and nothing in this Bill of Sale, express or implied, is intended or shall be construed to expand or defeat, impair or limit in any way the rights, obligations, claims or remedies of Purchaser and Seller as set forth in the Purchase Agreement.

4.           Nothing in this Bill of Sale, express or implied, is intended or shall be construed to confer upon, or give to, any person, other than Purchaser and Seller, any rights, remedies, obligations or liabilities, except that this Bill of Sale shall inure to the benefit of Purchaser and its successors and assigns.

[SIGNATURE PAGE FOLLOWS]

B-1

Seller has caused this Bill of Sale to be duly executed and delivered by its duly authorized representative as of the date first written above.

UBERSCAN, LLC

By: /s/ Christopher B. Karr
Name: Christopher B. Karr
Title:   Member

B-2

EXHIBIT C

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) dated as of February 6, 2015 by and between Infinite Group, Inc., a Delaware corporation (the “Company”), and Christopher B. Karr (the “Employee”).

RECITALS

A.           The Employee is a member of UberScan, LLC, a New York limited liability company (“Seller”), and the sole member of UberGuard Information Security Consulting, LLC, a New York limited liability company (the “Consultant”);

B.           The Seller and Consultant have been engaged in the design, development, marketing and sales of network security assessment software and related services (the “Business”);

C.           The Company, the Seller, Employee and the other Member (as defined therein) have entered into that Software Assets Purchase Agreement dated as of February 6, 2015 (the “Purchase Agreement”), pursuant to which the Company is purchasing certain assets related to the Business from the Seller;

D.           Employee has substantial knowledge, skills and experience in the Business;

E.           In connection with the consummation of the transactions contemplated by the Purchase Agreement, the Company desires to obtain the benefit of Employee’s knowledge, skills and experience from and after the date hereof on the terms and conditions set forth in this Agreement; and

F.           Employee is willing and able to render services to the Company, from and after the date hereof, on the terms and conditions set forth in this Agreement.

In consideration of the foregoing and the mutual covenants herein contained, the Company and Employee agree as follows:

Section 1.                      Employment.

1.1           Employment.  The Company hereby employs Employee as Director of CyberSecurity and Employee hereby accepts employment by the Company, subject to the terms of this Agreement.

1.2           Term.  The terms of Employee’s employment under this Agreement shall be for three years from the date hereof subject to earlier termination in accordance with Section 3 below.

1.3           Duties. Employee shall report to the Company’s Chief Executive Officer.  Employee’s duties shall consist of activities related to the CyberSecurity Division and such other duties as the Chief Executive Officer shall determine from time to time, provided that such duties shall relate to the operations of the Company and shall be consistent with Employee’s qualifications and the best interests of the Company.  Employee shall justly and faithfully discharge his duties and responsibilities subject to and in observance of such reasonable rules, regulations, policies, directions and restrictions as may be established from time to time by the Company, or contained in its Employee Handbook.

1.4           Performance.  Except for his right to service “Authorized End Users” (as that term is defined in Section 4.3 of the Purchase Agreement, throughout the Employment Term, during such times as Employee’s services are required in the sole judgment of Company, Employee shall devote his full time, attention, knowledge and skills, to the Company and faithfully, diligently and to the best of his ability, to the active performance of his duties and responsibilities hereunder.

Section 2.                      Compensation and Related Matters.

2.1           Compensation.  Except as otherwise provided for herein, the Company shall pay Employee an annual base salary of One Hundred Thirty Thousand Dollars ($130,000) (“Base Salary”) for the full-time services rendered by Employee to the Company in accordance with the terms of this Agreement, paid according to the Company's normal payroll practices. Employee’s Base Salary shall be subject to annual review by the Company. Employee shall also be entitled to receive a one-time bonus of Twenty Thousand Dollars ($20,000) payable in cash on April 7, 2015 subject to his continued employment with the Company through such date.

2.2           Commission-Based Compensation.  In addition to Employee’s Base Salary, Employee shall also be entitled to receive a commission as set forth on Schedule A attached hereto (the “Commission”).

2.3           Vacation.  Employee shall be entitled to paid vacation during each year of full-time employment as outlined in the IGI Employee Handbook, but not less than three (3) full weeks.

2.4           Fringe Benefits.  Employee shall be eligible to receive all rights, benefits and privileges and shall be eligible to participate in and receive coverage and benefits under all group insurance and other employee benefit plans, programs and arrangements of the Company which are now or hereafter adopted by the Company for the benefit of the employees of the Company generally, subject to and on a basis consistent with the terms, conditions and overall administration of such plans, programs and arrangements.

2.5           Business Expenses.  The Company shall reimburse Employee for the actual cost of all reasonable and necessary business expenses incurred by Employee in connection with the performance of his duties and obligations as set forth herein, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company.

Section 3.                      Termination.

3.1           Generally. This Agreement and Employee’s employment by the Company may be terminated by either party, with or without cause, for any reason or for no reason, immediately upon written notice to the other party.

3.2           Termination by Company for Cause or by Employee without Good Reason. Upon termination of Employee’s employment hereunder by the Company for Cause (as defined below) or by Employee without Good Reason (as defined below) the Company shall pay Employee any Base Salary and/or Commission payments due to Employee for services performed prior to the date of termination and the Company shall have no further obligations to Employee under this Agreement except any benefit continuation options as required by law.

3.3           Termination by Company other than for Cause or by Employee with Good Reason. Upon termination of Employee’s employment hereunder by the Company other than for Cause or by Employee with Good Reason, the Company shall pay Employee any Base Salary and/or Commission payments due to Employee for services performed prior to the date of termination and one month’s additional salary at the rate in effect as of the date of termination and the Company shall have no further obligations to Employee under this Agreement except any benefit continuation options as required by law.

3.4           Survival. Employee’s obligations under Section 4, 5 and 6 shall survive the expiration or termination of this Agreement for any reason.

3.5           Definitions. For purpose of this Agreement:

(a)           “Cause” means (i) Employee breaches this Agreement or Seller or Employee breach the Purchase Agreement and, if such breach is susceptible of cure, such breach continues for more than ten (10) days after written notice thereof by the Company to the Employee; (ii) Employee refuses to abide by or comply with the lawful directives of the Chief Executive Officer or the Board of Directors of the Company or the Company’s policies and procedures and, if such refusal is susceptible of cure, such refusal continues for more than ten (10) days after written notice thereof by the Company to the Employee unless Employee has already been notified by the Company within the previous 180 days or the same or substantially similar conduct in which case no further notice or opportunity to cure shall be required; (iii) Employee’s dishonesty or nonperformance with respect to the business or affairs of the Company which continues for more than ten (10) days after written notice thereof by the Company to the Employee unless Employee has already been notified by the Company within the previous 180 days of the same or substantially similar conduct in which case no further notice or opportunity to cure shall be required; (iv) any representation or warranty of Seller or Employee in the Purchase Agreement shall prove to have been untrue in any material respect when made; (v) Employee’s conviction of, or a plea of nolo contendere to, a felony or other crime involving moral turpitude; or (iv) Employee’s neglect or misconduct with respect to the business or affairs of the Company which continues for more than ten (10) days after written notice thereof by the Company to the Employee.

(b)           “Good Reason” means (i) the Company breaches this and, if such breach is susceptible of cure, such breach continues for more than ten (10) days after written notice thereof by Employee to the Company; (ii) any relocation of the premises at which Employee works to a location more than 75 miles from the Company’s principal executive office as of the date of this Agreement, without Employee’s consent; (iii) any material reduction in Employee’s salary (unless such reduction is for Cause); (iv) any material reduction in Employee’s title or a material reduction in Employee’s duties or responsibilities (unless such reduction is for Cause); or (v) overnight travel more than five (5) days per month.

Section 4.                      Confidential Information.

4.1           Disclosure and Use.  For purposes of this Section 4, the term “Company” shall include subsidiaries of the Company.  Employee shall not disclose or use at any time, either during or subsequent to his employment with the Company, any trade secrets or other confidential information of the Company of which Employee is or becomes informed or aware of prior to or during his employment, except (i) as may be required for Employee to perform his duties and obligations under this Agreement, (ii) to the extent such information has been disclosed to Employee by a third party who is not affiliated with the Company or otherwise becomes generally available to the public, (iii) information which must be disclosed as a result of a subpoena or other legal process, (iv) unless Employee shall first secure the Company’s prior written authorization or (v) for Employee's right pursuant to the Software License Agreement attached to the Purchase Agreement as Exhibit E to provide the “Licensed Software and Documentation” to “Authorized End Users” for the “Permitted Use” (as those three terms are defined in the Software License Agreement).  This Section shall survive the termination of Employee’s employment with the Company and shall remain in effect and be enforceable against Employee.  Employee shall execute additional agreements and confirmations of his obligations to the Company concerning such non-disclosure of trade secrets and other confidential information as the Company may require from time to time, provided that the execution of such additional agreements and confirmations are (i) reasonable and (ii) are required of other employees of the Company under similar circumstances.  This provision shall also specifically include all trade secrets and/or confidential information known to Employee and acquired by the Company pursuant to the Purchase Agreement.

4.2           Return of Materials.  Upon termination of Employee’s employment, Employee (or in the event of termination due to Employee’s death, his estate or devisee, legatee or other designee, as applicable) shall promptly deliver to the Company all materials of a secret or confidential nature relating to the Company’s business, which are in the possession or under the control of Employee.

Section 5.                      Inventions and Discoveries.                                                      Employee hereby assigns to the Company all of Employee’s rights, title and interest in and to all inventions, discoveries, processes, designs and other intellectual property (hereinafter referred to collectively as the “Inventions”), and all improvements on existing Inventions made or discovered by Employee during the term of Employee’s employment by the Company.  Promptly upon the development or making of any such Invention or improvement thereon, Employee shall disclose the same to the Company and shall execute and deliver to the Company such reasonable documents as the Company may request to confirm the assignment of Employee’s rights therein and, if requested by the Company, shall assist the Company in applying for and prosecuting any patents which may be available in respect thereof.

Section 6.                      Restrictive Covenants.

6.1           Restriction on Competition during Employment.  Except for the exercise by Employee of the Consultant’s rights under the License Agreement (as defined in the Purchase Agreement) or upon the occurrence of an event of default under the Seller Note (as defined in the Purchase Agreement) which is not cured with 30 days, during the period of  Employee’s employment with the Company, Employee shall not, without the prior written authorization of the Board of Directors of the Company, directly or indirectly render services of a business, professional or commercial nature (whether for compensation or otherwise) to any person or entity competitive or adverse to the Company’s business welfare or engage in any activity whether alone, as a partner, or as an officer, director, employee, consultant, independent contractor, or stockholder in any other corporation, person, or entity which is competitive with or adverse to the Company’s business welfare. Notwithstanding the forgoing, this Section 6.1 shall not prohibit Employee from investing in the publicly traded securities issued by any such competitive or adverse corporation, provided the holdings thereof by Employee do not constitute more than one percent (1%) of any one class of such securities.

6.2           Restriction on Competition Following Termination of Employment.  The Company and Employee agree that, for a period of three years after termination of Employee’s employment with the Company for any reason (“Non-Compete Period”), except as specifically provided in Subsection (a) of this Section 6.2:

(a)           Except for the exercise by Employee of the Consultant’s rights under the License Agreement or upon the termination of the Employee other than for Cause or by Employee for Good Reason or upon the occurrence of an event of default under the Seller Note which is not cured within 30 days, Employee will not, directly or indirectly, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be associated with, or in any manner connected with, lend the Company’s name or any similar name to, lend the Company’s credit to, or render services or advice to, any business engaged in designing, developing, marketing, distributing or providing products or services that import data from a vulnerability scanner and provide analysis and reporting to third parties or other cyber security products or services provided by the Company during the Employee’s employment with the Company or during the Non-Compete Period (the “Restricted Business”), anywhere within North America or any country outside North America in which the Company does business during Employee’s employment with the Company or during the Non-Compete Period.  Employee and the Company agree that this covenant is reasonable with respect to its duration, geographical area, and scope;

(b)           Employee will not, directly or indirectly, either for himself or any other person or entity, (i) induce or attempt to induce any employee of the Company to leave the employ of the Company, (ii) in any way interfere with the relationship between the Company and any employee of the Company, (iii) employ, attempt to employ or otherwise engage as an employee, independent contractor, or otherwise, any employee or any person who at any time during the preceding year was, an employee of or consultant to the Company or (iv) induce or attempt to induce any customer, supplier, licensee, or business relation of the Company to cease doing business with the Company, or in any way interfere with the relationship between any prospect, customer, supplier, licensee or business relation of the Company; and

(c)           Employee will not, directly or indirectly, either for himself or any other person or entity, solicit the business of any Person known to Employee to be a customer of the Company, whether or not Employee had personal contact with such Person, with respect to products, services or activities constituting part of the Restricted Business.

6.3           Acknowledgement.  The parties acknowledge that the time, scope, and other provisions of this Agreement have been specifically negotiated by the parties and agree that all such provisions are reasonable under the circumstances and are given as an integral and essential part of Employee’s employment hereunder.  In the event that any covenant contained in this Agreement shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the maximum period of time for which it may be enforceable and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum intent in all other respects as to which it may be enforceable, all as determined by such court in such action.

6.4           Breach.               In the event of a breach of Sections 6.1 or 6.2 of this Agreement which is known to Company, Company shall notify Employee of the breach (including a description of the breach in reasonable detail) and shall not take action to enforce the terms of this Agreement for a period of two (2) business days following such notice unless the giving of such notice or the passage of the two business day period shall cause material harm to Company.

Section 7.                      Severability. If any provision of this Agreement is held invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall thereupon be deemed (i) modified only to the extent necessary to render the same valid, or (ii) not applicable to given circumstances, or (iii) excised from this Agreement, as the situation may require, and this Agreement shall be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein, as the case may be.

Section 8.                      Enforcement. The Company will be entitled to institute proceedings and avail itself of all remedies at law or in equity to recover damages occasioned by a breach or threatened breach of any of the provisions of this Agreement by Employee and shall have the right to pursue one or more of such proceedings and remedies simultaneously or from time to time.  Employee hereby acknowledges that the Company would suffer irreparable injury if the provisions of Sections 4, 5, and 6 herein, which shall survive the termination of this Agreement, were breached and that the Company’s remedies at law would be inadequate in the event of such breach or threatened breach.  Accordingly, Employee hereby agrees that any such breach or threatened breach may, in addition to any and all other available remedies, be preliminarily and permanently enjoined by the Company without bond.

Section 9.                      General Provisions.

9.1           Notices.  Any notice, request, demand or other communication required or permitted to be given hereunder shall be in writing and personally delivered or sent by registered or certified mail, return receipt requested, followed by a confirmation letter sent by registered or certified mail, return receipt requested, addressed as follows:

If to Company:                      Infinite Group, Inc.
80 Office Park Way
Pittsford, New York 14534
  Attn: Chief Executive Officer

with a copy to:                      Woods Oviatt Gilman LLP
700 Crossroads Building
2 State Street
Rochester, New York 14614
Attention:  Gregory W. Gribben, Esq.

If to Employee:                     Christopher B. Karr
91 Clinton Street
Avon, New York 14414

Either the Company or Employee may, at any time, by notice to the other, designate another address for service of notice on such party.  When the letter, facsimile, telegram or telex is dispatched as provided for above, the notice shall be deemed to be made when the addressee receives the letter, facsimile, telegram or telex, or within three (3) days after it is sent, whichever is earlier.

9.2           Amendments.  Neither this Agreement nor any of the terms or conditions hereof may be waived, amended or modified except by means of a written instrument duly executed by the party to be charged therewith.

9.3           Captions and Headings.  The captions and Section headings used in this Agreement are for convenience of reference only, and shall not affect the construction or interpretation of this Agreement or any of the provisions hereof.

9.4           Governing Law and Venue.  This Agreement, and all matters or dispute relating to the validity, construction, performance or enforcement hereof, shall be governed, construed and controlled by and under the laws of the State of New York without regard to principles of conflicts of law and any actions arising herefrom shall be venued in the Monroe County Supreme Court for the State of New York or the United States District Court for the Western District of New York located in Rochester, New York.

9.5           Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

9.6           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original hereof, but all of which together shall constitute one and the same instrument.

9.7           Entire Agreement.  Except as otherwise set forth or referred to in this Agreement, this Agreement constitutes the sole and entire agreement and understanding between the parties hereto as to the subject matter hereof, and supersedes all prior discussions, agreements and understandings of every kind and nature between them as to such subject matter.

9.8           Reliance by Third Parties.  This Agreement is intended for the sole and exclusive benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns, and no other person or entity shall have any right to rely on this Agreement or to claim or derive any benefit therefrom absent the express written consent of the party to be charged with such reliance or benefit.

[signature page follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

COMPANY:

INFINITE GROUP, INC.

By: /s/ James A. Villa
Name:  James A. Villa
Title:    President

EMPLOYEE:

By: /s/ Christopher B. Karr
Name:  Christopher B. Karr

Schedule A

Commission

In addition to the salary and other compensation payable to Employee under this Agreement, the Company shall pay to the Employee a commission (the “Commission”) equal to:

1.	[*****]% of Employee Generated Revenue (defined below) plus

2.	[*****]% of the first $[*****] of Annual CyberSecurity Revenue (defined below) plus

3.	[*****]% of Annual CyberSecurity Revenue in excess of $[*****]

For purposes of determining the Commission:

“Employee Generated Revenue” means the gross revenues paid to the Company by any customer first introduced to the Company by the Employee.

“Annual CyberSecurity Revenue” means the gross revenues paid to the Company’s CyberSecurity division in each year net of all Employee Generated Revenue.

 The Commission from the Employee Generated Revenue (net of all withholding taxes) shall be payable monthly and the Commission from any CyberSecurity Revenue will be paid not more than thirty (30) days after each anniversary date of this Agreement.

***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT D

SOFTWARE LICENSE AGREEMENT

This SOFTWARE LICENSE AGREEMENT dated as of February 6, 2015 (this “Agreement”), is entered into by and between Infinite Group, Inc., a Delaware corporation (“Licensor”), and UberGuard Information Security Consulting, LLC, a New York limited liability company (“Licensee”).

RECITALS

A.           Licensor, UberScan, LLC, a New York limited liability company (the “Seller”), and the Members (as defined therein) are parties to that Software Assets Purchase Agreement dated as of the date hereof (the “Purchase Agreement”), pursuant to which the Seller has agreed to sell to Licensor, and Licensor has agreed to purchase from Seller, the Purchased Assets (as defined therein) on the terms and subject to the conditions set forth therein.

B.           It is a condition to the obligation of Seller to consummate the transaction contemplated by the Purchase Agreement that Licensor execute and deliver this Agreement.

C.           Licensor is willing to grant to Licensee, and Licensee is willing to accept, a license to use the Licensed Software and Documentation (in each case as defined below).

NOW, THEREFORE, in consideration of the foregoing, the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions. For purposes of this Agreement:

“Authorized End Users” means all persons listed on Schedule A hereto; provided, however, that “Authorized End Users” does not include any parent, subsidiary, successor-in-interest (by merger or otherwise) or assignee of any of the foregoing.

“Confidential Information” means any and all information comprised by or relating to the Licensed Software or Documentation that is not generally known to the public, including all Trade Secrets. Without limiting the foregoing, Confidential Information includes the terms and existence of this Agreement. Confidential Information does not include information that Licensee can demonstrate by documentation: (a) was or is independently developed by Licensee after the date hereof without reference to or use of any of the Confidential Information; (b) was or becomes generally known by the public other than by breach of this Agreement by, or other wrongful act of, Licensee or any of its Representatives; or (c) was received by Licensee after the date hereof from a third party who was not, at the time, under any obligation to Licensor or any other person to maintain the confidentiality of such information.

“Documentation” means any and all manuals, instructions and other documents and materials that Licensor provides or makes available to Licensee in any form or medium which describe the functionality, components, features or requirements of the Licensed Software, including any aspect of the installation, configuration, integration, operation, use, support or maintenance thereof.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree or other requirement or rule of any federal, state, local or foreign government or political subdivision thereof, or any arbitrator, court or tribunal of competent jurisdiction.

“Licensed Software” means the Licensor’s proprietary network security assessment software known as “UberScan”.

“Maintenance Release” means any update, upgrade, release or other adaptation or modification of the Licensed Software and any updated Documentation that the Licensor may generally provide to its licensees from time to time during the term of this Agreement, which may contain, among other things, error corrections, enhancements, improvements or other changes to the user interface, functionality, compatibility, capabilities, performance, efficiency or quality of the Licensed Software, but does not include any New Version.

“New Version” means any new version of the Licensed Software that the Licensor may from time to time introduce and market generally as a distinct licensed product, as may be indicated by Licensor’s designation of a new version number.

“Open-Source Components” means any software component that is subject to any open-source copyright license agreement, including any GNU General Public License or GNU Library or Lesser Public License, or other obligation, restriction or license agreement that substantially conforms to the Open Source Definition as prescribed by the Open Source Initiative or otherwise may require disclosure or licensing to any third party of any source code with which such software component is used or compiled.

“Open-Source License” means an open-source copyright license agreement controlling the distribution and use of one or more Open-Source Components.

“Permitted Use” means the sublicense of the Licensed Software and Documentation by Licensee to any Authorized End User or the use of the Licensed Software and Documentation by Licensee to provide network security services to any Authorized End User.

“Intellectual Property Rights” means any and all registered and unregistered rights granted, applied for or otherwise now or hereafter in existence under or related to any patent, copyright, trademark, trade secret, database protection or other intellectual property rights laws, and all similar or equivalent rights or forms of protection, in any part of the world.

“Source Code” means the human readable source code of the Licensed Software to which it relates, in the programming language in which the Licensed Software was written, together with all related flow charts and technical documentation, including a description of the procedure for generating object code, all of a level sufficient to enable a programmer reasonably fluent in such programming language to understand, build, operate, support, maintain and develop modifications, upgrades, updates, adaptations, enhancements, new versions and other derivative works and improvements of, and to develop computer programs compatible with, the Licensed Software.

2. License.

2.1 License Grant. In consideration of Seller’s execution and delivery of the Purchase Agreement and its performance of its obligations thereunder, Licensor hereby grants to Licensee a perpetual, fully-paid-up and royalty-free, non-exclusive, non-sublicensable (except to Authorized End Users for the Permitted Use), non-transferable, limited license to use the Licensed Software and Documentation throughout the United States solely for the Permitted Use in accordance with the terms and conditions of this Agreement (the “License”); provided, however, that upon the occurrence of an event of default under the Seller Note (as defined in the Purchase Agreement) which is not cured within 30 days, Licensee shall have the right to sublicense the Licensed Software and Documentation to any person (whether or not such person is an Authorized End User) anywhere in the world and to use the Licensed Software and Documentation to provide network security services to any person (whether or not such person is an Authorized End User) anywhere in the world.

2.2 Licensed Access and Use. Solely in accordance with the terms and conditions of the License and only for the Permitted Use, Licensee may:

(a) install, execute and run copies of the Licensed Software on Licensee’s network;

(b) provide Authorized End Users access and use of the Licensed Software by or through any other means or device, including via the internet or any WAN, LAN or VPN;

(c) generate, print, copy, download and store all data, information and content, including all GUI, audio, visual or digital and other displays and output, as may result from any execution or other use of the Licensed Software;

(d) use the Licensed Software solely in object code form

(e) prepare and use one copy of the Licensed Software and Documentation, in whole or in part, solely for and to the extent necessary for testing, disaster recovery, backup or archival purposes. Any copy of the Licensed Software or Documentation made by Licensee: (i) will remain the exclusive property of Licensor; (ii) will be subject to the terms and conditions of this Agreement; and (iii) must include all copyright and other intellectual property rights notices contained in the original.

3. Use Restrictions.

3.1 Licensee shall not, and shall not permit others to:

(a) modify, correct, adapt, translate, enhance or otherwise prepare derivative works or improvements of the Licensed Software;

(b) rent, lease, lend, sell, sublicense (except to Authorized End Users or, upon the occurrence and during the continuation of an event of default under the Seller Note, to any person), transfer or assign, distribute, publish or otherwise provide direct, remote or other access to the Licensed Software or Documentation, or software services comprising or using the Licensed Software or Documentation, to any third party except to Authorized End Users (or, upon the occurrence of an event of default under the Seller Note which is not cured within 30 days, to any person);

(c) reverse engineer, disassemble, decompile, decode or adapt the Licensed Software, or otherwise attempt to derive or gain access to the Source Code of the Licensed Software, in whole or in part, except if and only to the extent: (i) this restriction is prohibited by applicable Law or (ii) such action is taken for purposes of ensuring or assessing interoperability or otherwise qualifies as a “fair use” under the US Copyright Act or other applicable Law; or (iii) with respect to Open-Source Components included in the Licensed Software, these acts are permitted under the applicable Open-Source License;.

(d) remove, disable, or otherwise create or implement any workaround to, any security features of the Licensed Software;

(e) remove, delete or alter any trademarks, copyright notices or other intellectual property rights notices, if any, from the Licensed Software or Documentation, except to make such changes as may be directed in writing by the Licensor;

(f) copy or modify the Licensed Software or Documentation, in whole or in part, except as and to the extent, if any, expressly permitted by Section 2.2(e);

(g) use the Licensed Software or Documentation for purposes of competitive analysis of the Licensed Software, the development, commercialization or other exploitation of a competing software product or service or any other purpose that is to the Licensor’s commercial disadvantage; or

(h) refer to or otherwise use the Licensed Software or Documentation for or in connection with any other uses or purposes that are prohibited by this Section 3.1 or otherwise outside the express scope of the License.

3.2 Export Regulation. The Licensed Software, Documentation, and any related technology or other technical data (or any products that include or use any of the foregoing), may constitute or contain matter, the export, re-export or release of which to certain jurisdictions or countries is prohibited or requires an export license or other governmental approval under any Law, including the US Export Administration Act and its associated regulations (collectively, “Controlled Technology”). Without limiting any of the other license conditions, limitations or restrictions set forth in this Agreement: (a) Licensee shall not, and shall not permit any third parties to, export, re-export or release, directly or indirectly, any Controlled Technology to a jurisdiction or country to which the export, re-export or release of such Controlled Technology is prohibited by applicable Law; (b) Licensee shall comply with all applicable Laws, and complete all required undertakings (including obtaining any necessary export license or other governmental approval), prior to exporting or re-exporting any Controlled Technology; and (c) Licensee shall provide prior written notice of the need to comply with such Laws to any Person that it has reason to believe is obtaining any such Controlled Technology from Licensee with the intent to export.

4. Open-source Licenses. The Licensed Software includes Open-Source Components licensed under the following Open-Source Licenses: (i) The PHP License, version 3.01 (a copy of which can be found on the date hereof at http://php.net/license/3_01.txt; and (ii) GNU General Public License version 3 (a copy of which can be found at http://www.gnu.org/licenses/gpl.html on the date hereof). Any use of the Open-Source Components by Licensee shall be governed by, and subject to, the terms and conditions of the applicable Open-Source License.

5. Maintenance Releases; New Versions. During the term and provided that Licensee is in compliance with this Agreement, Licensor shall at no additional charge provide Licensee with (i) all Maintenance Releases (including updated Documentation) that Licensor may, in its sole discretion, make generally available to its licensees and Licensee shall install all Maintenance Releases as soon as practicable after receipt; and (ii) any New Versions of the Licensed Software that Licensor may, in its sole discretion, release from time to time. All Maintenance Releases and New Versions, upon being provided by Licensor to Licensee hereunder, shall be deemed Software subject to the License and all terms and conditions relating to the Licensed Software set forth in this Agreement.

6. Intellectual Property Rights.

6.1 Ownership. Licensee acknowledges and agrees that the Licensed Software is being licensed, not sold, to Licensee by Licensor. Licensee further acknowledges and agrees that it does not acquire any ownership interest in the Licensed Software under this Agreement, and that Licensor reserves and will retain its entire right, title and interest in and to the Licensed Software and Documentation except as expressly granted to Licensee pursuant to the License. Without limiting the foregoing, any and all copies, modifications and improvements of the Licensed Software or Documentation made by or for Licensee: (a) will remain the exclusive property of Licensor and Licensee shall and hereby does assign to Licensee all right, title and interest therein, including all Intellectual Property Rights relating thereto; (b) be subject to the terms and conditions of this Agreement; and (c) must include all copyright and other Intellectual Property Rights notices as contained in the original or otherwise directed in writing by Licensor. Licensee shall promptly notify Licensor if Licensee becomes aware of any possible third-party infringement of any of Licensor’s Intellectual Property Rights in the Licensed Software or the and fully cooperate with Licensor, at Licensor’s sole expense, in any legal action taken by Licensor against third parties to enforce its Intellectual Property Rights in the Licensed Software or the Documentation. Licensee shall use commercially reasonable efforts to safeguard the Licensed Software and Documentation (including all copies thereof) from infringement, misappropriation, theft, misuse or unauthorized access.

6.2 Rights in Open-Source Components. Ownership of all Intellectual Property Rights in Open-Source Components of the Licensed Software shall remain with the respective owners thereof, subject to the parties’ respective rights under the applicable Open-Source Licenses.

7. Confidential Information.

7.1 Confidentiality and Use. Licensee acknowledges that, as licensee of the Licensed Software and Documentation and otherwise in connection with this Agreement, Licensee has had and will gain access to Confidential Information. As a condition to its receipt of the grant of the License hereunder and of any future receipt of Confidential Information, Licensee agrees:

(a) not to use the Confidential Information other than as strictly necessary to exercise its rights or perform its obligations under this Agreement;

(b) not to use any Confidential Information, directly or indirectly, in any manner to the detriment of Licensor or to obtain any competitive advantage relative to Licensor;

(c) to maintain the Confidential Information in strict confidence and, subject to Section 7.2, not to disclose the Confidential Information without Licensor’s prior written consent; provided, however, that Licensee may disclose the Confidential Information to its officers, employees and contractors (“Representatives”) who: (i) have a “need to know” for purposes of any performance, or exercise of any rights with respect to such Confidential Information, under this Agreement; (ii) have been apprised of this restriction; and (iii) are themselves bound by written nondisclosure agreements or obligations at least as restrictive as those set forth in this Section 7.1; provided, further, that Licensee shall be responsible for ensuring its Representatives’ compliance, and shall be liable for any of its Representatives’ non-compliance, with this Section 7.

Licensee shall use, and ensure that its Representatives use, reasonable care, at least as protective as the efforts it uses with respect to its own confidential information, to safeguard the Confidential Information from use or disclosure other than as permitted hereby.

7.2 Exceptions. If Licensee becomes legally compelled to disclose any Confidential Information, Licensee shall: (a) provide prompt written notice to Licensor so that the Licensor may seek a protective order or other appropriate remedy or waive its rights under this Section 7; and (b) disclose only the portion of Confidential Information that it is legally required to produce. If a protective order or other remedy is not obtained, or Licensor waives compliance with Section 7.1, Licensee shall, at Licensor’s expense, use reasonable efforts to obtain assurance that confidential treatment will be afforded the Confidential Information.

8. Termination.

8.1 Termination of License. The License and Licensor’s obligations to provide any further Maintenance Releases or related source code for Open-Source Components hereunder may be terminated by:

(a) Licensee at any time, with or without cause, immediately upon written notice to Licensor;

(b) Licensor for any or all Software and Documentation effective upon written notice to Licensee, if Licensee breaches this Agreement and such breach: (i) is incapable of cure; or (ii) is capable of cure, and remains uncured for ten (10) days after Licensee receives written notice thereof;

(c) either party by written notice to the other party if the other party: (i) becomes insolvent or admits inability to pay its debts generally as they become due; (ii) becomes subject, voluntarily or involuntarily, to any proceeding under any domestic or foreign bankruptcy or insolvency law, which is not fully stayed within 30 days or is not dismissed or vacated within 30 days after filing; (iii) is dissolved or liquidated or takes any corporate action for such purpose; (iv) makes a general assignment for the benefit of creditors; or (v) has a receiver, trustee, custodian or similar agent appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business.

8.2 Effect of Termination. In the event of any termination of the License, Assignor shall immediately discontinue use of the Licensed Software and within ten (10) days after the effective date of such termination, at Licensor’s option and at Licensee’s expense, (i) permanently remove the Licensed Software and erase the Confidential Information from its computer systems; (ii) return to Licensor or destroy all copies of the Licensed Software, Documentation and all tangible materials (and any copies) containing, reflecting, incorporating or based on the Confidential Information; and (iii) certify in writing to Licensor that it has complied with the requirements of this Section 8.2. The requirements of this Section 8.2 apply to partial and complete copies and embodiments in all forms, in all types of media and computer memory, and whether or not modified or merged into other materials.

8.3 Survival. The rights and obligations of the parties set forth in Sections 6, 7, 8, 9, 10, 11 and 12 and any right, obligation or required performance of either party in this Agreement which, by its express terms or nature and context is intended to survive the termination hereof, will survive any such termination.

9. Licensee Indemnification. Licensee shall indemnify, defend and hold harmless Licensor and its officers, directors, employees, agents, subcontractors, successors and assigns (each, including Licensor, a “Licensor Indemnitee”) from and against any and all Losses incurred by the Licensor Indemnitee in connection with any Action by a third party to the extent that such Losses arise out of or relate to any allegation:

(a)           that any Intellectual Property Right or other right of any person, or any Law, is or will be infringed, misappropriated or otherwise violated by any:

(i)           use or combination of the Licensed Software by or on behalf of Licensee or any of its Representatives with any hardware, software, system, network, service or other matter whatsoever that is neither provided by Licensor nor authorized by Licensor in this Agreement and the Documentation; and

(ii)           information, materials or technology or other matter whatsoever directly or indirectly provided by Licensee or directed by Licensee to be installed, combined, integrated or used with, as part of, or in connection with the Licensed Software or Documentation;

(b)           of or relating to facts that, if true, would constitute a breach by Licensee of any representation, warranty, covenant or obligation under this Agreement;

(c)           of or relating to negligence, abuse, misapplication, misuse or more culpable act or omission (including recklessness or willful misconduct) by or on behalf of Licensee or any of its Representatives with respect to the Licensed Software or Documentation or otherwise in connection with this Agreement; or

(d)           of or relating to use of the Licensed Software or Documentation by or on behalf of Licensee or any of its Representatives that is outside the purpose, scope or manner of use authorized by this Agreement or the Documentation, or in any manner contrary to Licensor’s instructions.

10. Representations and Warranties.

10.1 Mutual Representations and Warranties. Each party represents and warrants to the other party that: (a) it is duly organized, validly existing and in good standing as a corporation or other entity as represented herein under the laws of its jurisdiction of incorporation or organization; (b) it has the power and authority to enter into and perform this Agreement; (c) the execution of this Agreement has been duly authorized by all necessary corporate or organizational action of the party; and (d) neither its entry into nor its performance under this Agreement does or to its knowledge will at any time: (i) conflict with or violate any applicable agreement, obligation or Law; (ii) require the consent, approval or authorization of any governmental or regulatory authority or other third party; or (iii) require the provision of any payment or other consideration to any third party.

10.2 Licensor Disclaimer. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, LICENSOR MAKES NO REPRESENTATIONS, WARRANTIES, COVENANTS, AGREEMENTS OR INDEMNITIES, AND HEREBY DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, WITH RESPECT TO THIS AGREEMENT OR ANY SUBJECT MATTER HEREOF. LICENSOR SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NON-INFRINGEMENT, AND ALL WARRANTIES ARISING FROM COURSE OF DEALING, COURSE OF PERFORMANCE OR USAGE IN TRADE, OR THAT ANY SOFTWARE WILL BE SECURE, UNINTERRUPTED, ERROR-FREE OR SUITABLE FOR THE PARTICULAR NEEDS OF LICENSEE OR ANY INTENDED USER OR THIRD PARTY.

11. Limitations of Liability. IN NO EVENT WILL LICENSOR BE LIABLE UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ITS SUBJECT MATTER UNDER ANY LEGAL OR EQUITABLE THEORY, INCLUDING BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY AND OTHERWISE, FOR ANY (A) INCREASED COSTS, DIMINUTION IN VALUE OR LOST BUSINESS, PRODUCTION, REVENUES OR PROFITS, (B) LOSS OF GOODWILL OR REPUTATION, (C) USE, INABILITY TO USE, LOSS, INTERRUPTION, DELAY OR RECOVERY OF ANY LICENSED SOFTWARE OR OPEN-SOURCE COMPONENTS OR OTHER THIRD-PARTY MATERIALS, (D) LOSS, DAMAGE, CORRUPTION OR RECOVERY OF DATA, OR BREACH OF DATA OR SYSTEM SECURITY, (E) COST OF REPLACEMENT GOODS OR SERVICES, OR (F) CONSEQUENTIAL, INCIDENTAL, INDIRECT, EXEMPLARY, SPECIAL, ENHANCED OR PUNITIVE DAMAGES, IN EACH CASE REGARDLESS OF WHETHER SUCH PERSONS WERE ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES OR SUCH LOSSES OR DAMAGES WERE OTHERWISE FORESEEABLE, AND NOTWITHSTANDING THE FAILURE OF ANY AGREED OR OTHER REMEDY OF ITS ESSENTIAL PURPOSE.

12. Miscellaneous.

12.1 Relationship of the Parties. The relationship between the Licensee and Licensor is that of independent contractors. Nothing contained in this Agreement shall be construed as creating any agency, partnership, joint venture or other form of joint enterprise, employment or fiduciary relationship between the parties, and neither party shall have authority to contract for or bind the other party in any manner whatsoever.

12.2 Public Announcements; Use of Trademarks. Neither party shall issue or release any announcement, statement, press release or other publicity or marketing materials relating to this Agreement. Licensee shall not use any of the Trademarks without Licensor’s prior written consent, which shall not be unreasonably withheld or delayed

12.3 Notices. All notices hereunder shall be in writing and shall be deemed to have been delivered on the day of mailing if sent by registered or certified mail, postage prepaid and return receipt requested to the addresses set forth below or such other address known by a party sending notice hereunder:

(a)    if to Licensor:                          Infinite Group, Inc.
80 Office Park Way
Pittsford, New York 14534
Attn: Chief Executive Officer

(b)    if to Licensee:                         UberGuard Information Security Consulting, LLC
  91 Clinton Street
  Avon, New York 14414
  Attn: Christopher B. Karr

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

12.4 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, written or oral concerning the subject matter herein and there are no oral understandings, statements or stipulations bearing upon the effect of this Agreement which have not been incorporated herein.

12.5 Binding Effect.  This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors, assigns, estates, heirs and legal representatives.

12.6 Assignment. This Agreement shall not be assigned, in whole or in part, by Licensee without the prior written consent of Licensor and purported assignment in violation of this Section shall be null and void.

12.7 Amendment; Waiver. This Agreement may be modified or amended, and any provision hereof may be waived, only by a written instrument signed by each of the parties hereto.

12.8 Severability. If any provision of this Agreement shall be held invalid or unenforceable by competent authority, such provision shall be construed so as to be limited or reduced to be enforceable to the maximum extent compatible with the law as it shall then appear.  The total invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

12.9 Governing Law; Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without reference to conflicts of law principles.  With respect to any matters that may be heard before a court of competent jurisdiction, the parties consent to the jurisdiction and venue of the courts of Monroe County, New York or of any federal court located in the Western District of New York.

12.10 No Third Party Beneficiaries. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and their successors and assigns, and they shall not be construed as conferring any rights on any other persons

12.11 Attorney’s Fees. In the event of litigation to enforce the terms and conditions of this Agreement, the substantially losing party agrees to pay the substantially prevailing party’s reasonable costs and expenses incurred, including without limitation reasonable attorneys’ fees.

12.12 Equitable Remedies. Licensee hereby acknowledges that Licensor would suffer irreparable injury if the provisions of Section 6 or 7 of this Agreement were breached and that Licensor’s remedies at law would be inadequate in the event of such breach or threatened breach.  Accordingly, Licensee hereby agrees that any such breach or threatened breach may, in addition to any and all other available remedies, be preliminarily and permanently enjoined by Licensor without bond.

12.13 Counterparts. This Agreement may be executed in multiple counterparts each of which may be deemed an original and shall become effective when the separate counterparts have been exchanged among the parties.  All such counterparts may be delivered by facsimile, e-mail or other electronic means, and all such electronically delivered counterparts shall be deemed original signatures for all purposes of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

INFINITE GROUP, INC.

By: /s/ James A. Villa
Name:  James A. Villa
Title:    President

UBERGUARD INFORMATION SECURITY CONSULTING, LLC

By: /s/ Christopher B. Karr
Name: Christopher B. Karr
Title:   Member

Schedule A
Authorized End Users

EXHIBIT E

INVENTION ASSIGNMENT AGREEMENT

THIS INVENTION ASSIGNMENT AGREEMENT dated as of February 6, 2015 (this “Agreement”), is entered into by and between [__________________], an individual residing at the address set forth below his name on the signature page hereto (the “Member”), and  UberScan, LLC, a New York limited liability company (the “Company”).

RECITALS

A.           The Member is a member of the Company;

B.           The Company has been engaged in the design, development, marketing and sales of network security assessment software and related services (the “Business”);

C.           Infinite Group, Inc., a Delaware corporation (“Purchaser”), the Company, the Member and the other Member (as defined therein) have entered into that Software Assets Purchase Agreement dated as of February 6, 2015 (the “Purchase Agreement”), pursuant to which the Purchaser is purchasing certain assets related to the Business from the Seller;

D.           It is a condition to the obligation of the Purchaser to consummate the transactions contemplated by the Purchase Agreement that the Member execute and deliver this Agreement;

E.           The Member shall substantially benefit from the consummation of the transactions contemplated by the Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Member and the Company hereby agree as follows:.

1. Inventions.  For purposes of this Agreement, “Inventions” means discoveries, developments, concepts, designs, ideas, know how, improvements, inventions, trade secrets and/or original works of authorship, whether or not patentable, copyrightable or otherwise legally protectable. The Member acknowledges and agrees that “Invention” includes, but is not limited to, any new product, machine, article of manufacture, method, procedure, process, technique, use, equipment, device, apparatus, system, compound, formulation, composition of matter, design or configuration of any kind, or any improvement thereon.  For purposes of this Agreement, “Company Inventions” means any and all Inventions relating to the Business that Member has solely or jointly authored, discovered, developed, conceived, or reduced to practice during the period from the time he first became a member of the Company or otherwise first began to provide services to the Company through the date hereof.

2. Prior Inventions. The Member represents and warrants to the Company that set forth on Schedule A are all Inventions relating to the Business that the Member, solely or jointly with others, authored, discovered, developed, conceived, or reduced to practice either (a) prior to the time he first became a member of the Company or otherwise first began to provide services to the Company or (b) without the use Company resources or for the benefit of any person other than the Company, and which are not assigned to the Company hereunder

3. Assignment of Company Inventions.  The Member hereby assigns to the Company, or its designee, all his right, title and interest throughout the world in and to any and all Company Inventions and all patent, copyright, trademark, trade secret and other intellectual property rights therein.  The Member hereby waives and irrevocably quitclaims to the Company or its designee any and all claims, of any nature whatsoever, that the Member now has or may hereafter have for infringement of any and all Company Inventions. The Member further acknowledges that all Company Inventions that were made by him (solely or jointly with others) within the scope of and during the period from the time he first became a member of the Company or otherwise first began to provide services to the Company through the date hereof are “works made for hire” (to the greatest extent permitted by applicable law) and were compensated by his salary. The assignment of Company Inventions hereunder includes all rights of attribution, paternity, integrity, modification, disclosure and withdrawal, and any other rights throughout the world that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively, “Moral Rights”).

4. Patent and Copyright Rights.  The Member agrees to assist the Company, or its designee, at its expense, in every proper way to secure the Company’s, or its designee’s, rights in the Company Inventions and any copyrights, patents, trademarks, mask work rights, Moral Rights, or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company or its designee of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, recordations, and all other instruments which the Company or its designee shall deem necessary in order to apply for, obtain, maintain and transfer such rights, or if not transferable, waive and agree never to assert such rights, and in order to assign and convey to the Company or its designee, and any successors, assigns and nominees the sole and exclusive right, title and interest in and to such Company Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto.  The Member further agrees that his obligation to execute or cause to be executed, when it is in his power to do so, any such instrument or papers shall continue during and at all times after the date hereof until the expiration of the last such intellectual property right to expire in any country of the world. The Member hereby irrevocably designates and appoints the Company, or its designee, and their respective duly authorized officers and agents as his agent and attorney-in-fact, to act for and in his behalf and stead to execute and file any such instruments and papers and to do all other lawfully permitted acts to further the application for, prosecution, issuance, maintenance or transfer of letters patent, copyright, mask work and other registrations related to such Company Inventions. This power of attorney is coupled with an interest and shall not be affected by the Member’s subsequent incapacity.

5. Waiver; Exclusive License. To the extent any of the Member’s Moral Rights or other rights in any Company Invention may not be assigned by applicable law or this Agreement is otherwise ineffective to assign such rights to the Company, the Member hereby waives and agrees not to enforce any and all such rights and, to the fullest extent permitted under applicable law, hereby grants to the Company a perpetual, fully-paid exclusive license to such rights

6. Remedies.  The Member acknowledges and agrees that a violation of this Agreement by him may cause the Company, or its designees, irreparable harm, and therefore the Member agrees that the Company, or its designees, will be entitled to seek extraordinary relief in court, including, but not limited to, temporary restraining orders, preliminary injunctions and permanent injunctions without the necessity of posting a bond or other security, in addition to and without prejudice to any other rights or remedies that the Company, or it’s designees may have for a breach of this Agreement

7. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, written or oral concerning the subject matter herein and there are no oral understandings, statements or stipulations bearing upon the effect of this Agreement which have not been incorporated herein.

8. Assignment.  The Member may not assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the Company. This Agreement may be assigned by the Company with the consent of or notice to the Member.

9. Binding Effect.  This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors, assigns, estates, heirs and legal representatives.

10. Amendment; Waiver. This Agreement may be modified or amended, and any provision hereof may be waived, only by a written instrument signed by each of the parties hereto.

11. Severability. If any provision of this Agreement shall be held invalid or unenforceable by competent authority, such provision shall be construed so as to be limited or reduced to be enforceable to the maximum extent compatible with the law as it shall then appear.  The total invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

12. Governing Law; Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without reference to conflicts of law principles.  With respect to any matters that may be heard before a court of competent jurisdiction, the parties consent to the jurisdiction and venue of the courts of Monroe County, New York or of any federal court located in the Western District of New York.

13. No Third Party Beneficiaries. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and their successors and assigns, and they shall not be construed as conferring any rights on any other persons

14. Attorney’s Fees. In the event of litigation to enforce the terms and conditions of this Agreement, the substantially losing party agrees to pay the substantially prevailing party’s reasonable costs and expenses incurred, including without limitation reasonable attorneys’ fees.

15. Counterparts.  This Agreement may be executed in multiple counterparts each of which may be deemed an original and shall become effective when the separate counterparts have been exchanged among the parties.  All such counterparts may be delivered by facsimile, e-mail or other electronic means, and all such electronically delivered counterparts shall be deemed original signatures for all purposes of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

MEMBER:

_________________________________
[                      ]

________________________________
(street address)

_________________________________
(city, state and zip code)

COMPANY:

UBERSCAN, LLC

By: /s/ Christopher B. Karr
Name: Christopher B. Karr
Title:   Member

Exhibit A

Prior Inventions